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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

STEELCASE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
      The Board of Directors of Steelcase Inc. cordially invites all shareholders to attend the Company’s 2007 Annual Meeting of Shareholders as follows:

Date:	June 21, 2007
Time:	11:00 a.m. Eastern Daylight Time
Location:	Steelcase Global Headquarters 901 44th Street SE Grand Rapids, Michigan 49508
      The Annual Meeting is being held to allow you to vote on the following proposals and any other matter properly brought before the shareholders:

Proposal 1:	Election of three directors nominated to a three-year term on the Board of Directors:

James P. Hackett
David W. Joos
P. Craig Welch, Jr.

Proposal 2:	Approval of the Steelcase Inc. Management Incentive Plan

Proposal 3:	Approval of the Steelcase Inc. Incentive Compensation Plan
      If you were a shareholder of record as of the close of business on April 25, 2007, you are eligible to vote. You may either vote at the meeting or by proxy, which allows your shares to be voted at the meeting even if you are not able to attend. If you choose to vote by proxy:

•	Please carefully review the enclosed proxy statement and proxy card.

•	Select your preferred method of voting, including by telephone, Internet or signing and mailing the proxy card.

•	You can withdraw your proxy and vote your shares at the meeting if you decide to do so.
      Every vote is important, and you are urged to vote your shares as soon as possible.
      We look forward to seeing you at the meeting.

By Order of the Board of Directors,

Nancy W. Hickey
Senior Vice President,
Chief Administrative Officer and Secretary
Grand Rapids, Michigan
May 17, 2007

PROXY STATEMENT

QUESTIONS AND ANSWERS

What am I voting on?
      You are being asked to vote on the following matters and any other business properly coming before the 2007 Annual Meeting of Shareholders, which we refer to in this proxy statement as the “Meeting”:
      Proposal 1: Election of three directors nominated to a three-year term on the Board of Directors
      Proposal 2: Approval of the Steelcase Inc. Management Incentive Plan
      Proposal 3: Approval of the Steelcase Inc. Incentive Compensation Plan

How does the Board of Directors recommend I vote?
      The Board of Directors recommends that you vote FOR each of the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3.

Why am I being asked to approve the Steelcase Inc. Management Incentive Plan and the Steelcase Inc. Incentive Compensation Plan?
      Your approval of the plans will allow us to continue granting awards under them that will satisfy an exemption to the applicability of Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the deduction from taxable income by publicly-held companies of compensation paid to certain executive officers in excess of $1 million per year. There is an exemption to this rule for performance-based compensation which is paid under a plan approved by the company’s shareholders, among other requirements. We are asking for your approval to satisfy this requirement so that we can continue to take a tax deduction for compensation in excess of $1 million per year.

Who is entitled to vote?
      Shareholders of record of Class A Common Stock or Class B Common Stock at the close of business on April 25, 2007 may vote at the Meeting.

How many shares can be voted at the Meeting?
      At the close of business on April 25, 2007, there were 83,033,983 shares of Class A Common Stock and 62,779,936 shares of Class B Common Stock outstanding.

How many votes do I have?
      Each shareholder has one vote per share of Class A Common Stock and ten votes per share of Class B Common Stock owned of record at the close of business on April 25, 2007.

How do I vote?
      If you are a registered shareholder (that is, if you hold your Steelcase stock directly in your name), you may vote by telephone, Internet or mail or by attending the Meeting and voting in person.

To vote by telephone or Internet: Please follow the instructions on the proxy card. The deadline for voting by telephone or Internet is 11:59 p.m. Eastern Daylight Time on June 20, 2007.

To vote by mail: Please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. Only cards received and processed before 11:00 a.m. Eastern Daylight Time on June 21, 2007 will be voted.

      If you hold your stock in “street name” (that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your “broker”), you must vote your shares in the manner required by your broker.
      Whether you vote by telephone, Internet or mail, you may specify whether your shares should be voted for all, some or none of the nominees for director.
      If you do not specify a choice and you use the enclosed proxy card, your shares will be voted FOR the election of each of the nominees for director listed under Proposal 1—Election of Directors and FOR each of Proposal 2 and Proposal 3.
      If you do not specify a choice and you use a ballot card supplied by your broker, the rules of the New York Stock Exchange, or NYSE, provide that your broker can vote as they wish on Proposals 1 and 2. On Proposal 3, the NYSE rules provide that if you do not provide instructions to your broker on how to vote, your shares will not be treated as votes cast in determining the outcome of the proposal. For more information on the NYSE rules about broker voting, please see “Voting” under Supplemental Information.

What should I do if I received more than one proxy card?
      If you received more than one proxy card, it is likely that your shares are registered differently or are in more than one account. You should sign and return all proxy cards to ensure all of your shares are voted.

How will voting on any other business be conducted?
      For any other matter that properly comes before the Meeting, your shares will be voted in the discretion of the proxy holders. As of April 25, 2007, we do not know of any other matter to be considered at the Meeting.

Can I revoke my proxy?
      If you appoint a proxy, you may revoke it at any time before it is exercised by notifying the Company’s Secretary in writing, by delivering a later dated proxy to the Company’s Secretary or by attending the Meeting and voting in person.

Who can attend the Meeting?
      Shareholders of record of Class A Common Stock or Class B Common Stock may attend the Meeting.

Can I listen to the Meeting if I cannot attend?
      You can listen to a live webcast of the Meeting on the Internet. Instructions for listening to the webcast will be available on the “Webcasts & Presentations” page of the Investor Relations section of our website, located under “our company” at www.steelcase.com, approximately one week before the Meeting. An audio replay of the Meeting will be available on our website shortly after the conclusion of the Meeting and until September 21, 2007.

When and how are shareholder proposals for next year’s Annual Meeting to be submitted?
      We must receive any shareholder proposals to be included in our proxy statement for the 2008 Annual Meeting of Shareholders by January 18, 2008. Shareholder proposals to be presented from the floor of the 2008 Annual Meeting must be received no earlier than March 23, 2008 and no later than April 12, 2008. All shareholder proposals must be sent in the manner and meet the requirements specified in our by-laws.

What if I have the same address as another shareholder?
      We send a single copy of our annual report and proxy statement to any household at which two or more shareholders reside if they appear to be members of the same family. This practice is known as “householding” and helps reduce our printing and postage costs. Any shareholder residing at the same address as another shareholder who wishes to receive a single document or separate documents should call (800) 542-1061 or write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and we will deliver the requested documents promptly.

PROPOSAL 1—ELECTION OF DIRECTORS
      Our Board of Directors currently has eleven members and is divided into three classes serving staggered three-year terms.
      There are three nominees for election this year. Each is currently a member of our Board and is nominated to serve as a Class III director for a term that will expire at the 2010 Annual Meeting.
      Our Board of Directors met seven times during fiscal year 2007 (February 25, 2006— February 23, 2007). Each of our directors attended at least 75% of the total number of meetings of the Board and the committees on which they served during the year. Our Board’s policy is that each director is expected to attend our annual meeting of shareholders. Each of our directors attended our 2006 Annual Meeting.
      The Board of Directors recommends that you vote FOR each of the nominees.
OUR BOARD OF DIRECTORS
Nominees for Election as Class III Directors for the Term Expiring in 2010:

James P. Hackett
Director since 1994
Mr. Hackett has been President and Chief Executive Officer of Steelcase since 1994. Mr. Hackett also serves as a member of the Board of Trustees of The Northwestern Mutual Life Insurance Company and the Board of Directors of Fifth Third Bancorp. Age 52.

David W. Joos
Director since 2001
Mr. Joos has been President and Chief Executive Officer of CMS Energy Corporation, an energy company, and Chief Executive Officer of its primary electric utility, Consumers Energy Company, since 2004. Mr. Joos served as President and Chief Operating Officer of CMS Energy Corporation and Consumers Energy Company from 2001 to 2004. Mr. Joos serves on the Board of Directors of CMS Energy Corporation and Consumers Energy Company. Age 54.

P. Craig Welch, Jr.
Director since 1979
Mr. Welch has been Manager and a member of Honzo LLC, an investment/venture capital firm, since 1999. From 1967 to 1987, Mr. Welch held various positions at Steelcase, including Director of Information Services and Director of Production Inventory Control. Age 62.

Class I Directors Continuing in Office for the Term Expiring in 2008:

Earl D. Holton
Director since 1998
Mr. Holton held various management positions at Meijer, Inc., a Grand Rapids, Michigan-based operator of retail food and general merchandise stores, including Vice Chairman from 1999, until his retirement in 2004. Age 73.

Michael J. Jandernoa
Director since 2002
Mr. Jandernoa has been a general partner of Bridge Street Capital Fund I, L.P., a Grand Rapids, Michigan venture capital fund, since 2004. He served as Chairman of the Board of Directors of Perrigo Company, a manufacturer of over-the-counter store-brand pharmaceutical and nutritional products, from 1991 through 2003. Mr. Jandernoa is also a director of Perrigo Company and Fifth Third Bank—a Michigan banking corporation. Age 57.

Peter M. Wege II
Director since 1979
Mr. Wege has been Chairman of the Board of Directors of Contract Pharmaceuticals Ltd., a manufacturer and distributor of prescription and over-the-counter pharmaceuticals, since 2000. From 1981 to 1989, he held various positions at Steelcase, including President of Steelcase Canada Ltd. Age 58.

Kate Pew Wolters
Director since 2001
Ms. Wolters has been engaged in philanthropic activities since 1996. She is currently President of the Kate and Richard Wolters Foundation and is a community volunteer and advisor. She also serves as Chair of the Board of Trustees of the Steelcase Foundation. Age 49.

Class II Directors Continuing in Office for the Term Expiring in 2009:

William P. Crawford
Director since 1979
Mr. Crawford held various positions at Steelcase from 1965 until his retirement in 2000, including President and Chief Executive Officer of the Steelcase Design Partnership. Mr. Crawford is also a director of Fifth Third Bank—a Michigan banking corporation. Age 64.

Elizabeth Valk Long
Director since 2001
Ms. Long held various management positions at Time Inc., a magazine publisher, until her retirement in 2001. Ms. Long also serves on the Board of Directors of Belk, Inc. and The J.M. Smucker Company. Age 57.

Robert C. Pew III
Director since 1987
Mr. Pew has been a private investor since 2004 and operated Cane Creek Farm from 1995 to 2003. From 1974 to 1984 and from 1988 to 1994, Mr. Pew held various positions at Steelcase, including President, Steelcase North America and Executive Vice President, Operations. Mr. Pew has served as Chair of our Board of Directors since June 2003. Age 56.

Cathy D. Ross
Director since 2006
Ms. Ross has been Senior Vice President and Chief Financial Officer of Federal Express Corporation, an express transportation company and subsidiary of FedEx Corporation, since 2004. Ms. Ross also held a variety of other positions at FedEx, including Vice President, Express Financial Planning from 1998 to 2004. Age 49.
Related Directors
      Robert C. Pew III and Kate Pew Wolters are brother and sister and are first cousins to William P. Crawford and P. Craig Welch, Jr., and Mr. Crawford and Mr. Welch, Jr. are first cousins to each other.
Chairman Emeritus
      Our Board has designated our former director Robert C. Pew II as Chairman Emeritus. As Chairman Emeritus, Mr. Pew II is invited to attend Board and committee meetings, but he does not have any right to vote as a director and does not receive any retainer or other meeting fees.

CORPORATE GOVERNANCE
      Our Board of Directors is committed to monitoring the effectiveness of policy and decision making at the Board and management levels. Fundamental to its corporate governance philosophy is the Board’s commitment to upholding our reputation for honesty and integrity. Equally fundamental is its commitment to serving as an independent overseer of our management and operations.
Corporate Governance Principles
      Our Board adopted our Corporate Governance Principles on December 18, 2002. These principles outline the goals, duties and responsibilities of the Board and its committees, as well as our Board’s expectations of directors, including the following:

•	Our Board provides oversight to management that helps build long-term value for the Company’s shareholders.

•	Our Board is responsible for monitoring the performance of the Company.

•	Our Board is responsible for selecting our Chief Executive Officer, evaluating his or her performance and engaging in succession planning for senior management.

•	Our directors are expected to spend the time and effort necessary to appropriately perform their responsibilities. Our Nominating and Corporate Governance Committee conducts an annual evaluation of directors’ commitments to other boards to help ensure that our directors are able to devote the appropriate amount of time and effort to perform their duties.

•	Our directors are subject to mandatory retirement. After turning 75, a person shall not be nominated or re-elected as a director.

•	If a director has a significant change in responsibilities, including a change in employment, they are expected to volunteer to resign from the Board. Whether the Board accepts the resignation is dependent on the continued appropriateness of Board service.

•	Our Nominating and Corporate Governance Committee considers the issues of term limits in its nominating process and member rotation in making recommendations on committee assignments. In both instances, the Committee’s goal is to ensure that our Board and its committees are open to new ideas and are willing to critically re-examine the status quo.

•	We conduct an orientation for new Board members.

•	Our directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.

•	Our Board and our Audit, Compensation and Nominating and Corporate Governance Committees conduct annual self-evaluations.
Audit Committee Matters
      Our Corporate Governance Principles prohibit any member of our Audit Committee from sitting on the audit committees of more than two other public companies. The Board of Directors has designated Michael J. Jandernoa as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission, or SEC, based on his financial and accounting education and experience. Mr. Jandernoa is independent, as independence of audit committee members is defined by the listing standards of the NYSE.
Compensation Committee Interlocks and Insider Participation
      Earl D. Holton, Michael J. Jandernoa, David W. Joos, Elizabeth Valk Long, P. Craig Welch, Jr. and Kate Pew Wolters currently serve as members of our Compensation Committee, and there is no insider participation.

Executive Sessions of Non-Management Directors
      The only member of our Board who is also a member of management is James P. Hackett, our President and Chief Executive Officer. Our Board meets quarterly in executive session without Mr. Hackett present. During these sessions, Robert C. Pew III, as Chair of the Board, presides. Our Corporate Governance Principles provide that if the Chair of the Board is a member of management, the outside directors will designate a member to preside at executive sessions. You may contact the Chair of the Board (or the lead non-management director, if one is subsequently appointed) by sending a certified letter to:

Chair of the Board/Lead Non-Management Director
c/o Steelcase Inc.
P.O. Box 1967
Grand Rapids, MI 49501-1967
Code of Ethics, Code of Business Conduct and Board Committee Charters
      Our Board has adopted a Code of Ethics applicable to our chief executive and senior financial officers, as well as a Code of Business Conduct that applies to all of our employees and directors. Only our Nominating and Corporate Governance Committee may grant any waivers of either code for a director or executive officer. Each of these codes, the charters of our Audit, Compensation and Nominating and Corporate Governance Committees, and our Corporate Governance Principles are available in the Corporate Governance section of our Internet website, located at www.steelcase.com, and found under “our company,” “About Steelcase.” If any amendment to, or waiver from, a provision of our Code of Ethics is made for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will also post such information in the Corporate Governance section of our website.
      We will provide a printed copy of any of these materials to you upon request and without charge. Please send any such requests to us by email at ir@steelcase.com or by mail at:

Steelcase Inc.
Investor Relations
GH-3C
P.O. Box 1967
Grand Rapids, MI 49501-1967
Contacting Our Board
      Our Board has adopted a process for interested parties to send communications to the Board. To contact the Board, any of its committees or any of our directors, please send a certified letter addressed to:

Board of Directors
c/o Nancy W. Hickey, Secretary
Steelcase Inc.
P.O. Box 1967
Grand Rapids, MI 49501-1967
      All such letters will be opened by the Company’s Secretary. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any committee or group of directors, the Secretary will make sufficient copies of the contents and send them to each director who is a member of the committee or group to which the envelope is addressed.

The Steelcase Foundation
      The Steelcase Foundation is included in the categorical standards for director independence described in Nominating and Corporate Governance Committee Matters. The Foundation was established in 1951 to make grants to non-profit organizations, projects and programs in the communities where our employees live and work. Established by the founders of Steelcase Inc., the Foundation seeks to give back to the communities that have been instrumental to the Company’s operations and growth. From time to time, the Company has donated a portion of its earnings to the Foundation. The Company did not make any donations to the Foundation during fiscal year 2007. Our Board of Directors determines whether a donation will be made to the Foundation and determines the amount. The following of our directors also serve as Foundation Trustees: James P. Hackett, Earl D. Holton, Robert C. Pew III and Kate Pew Wolters, who serves as Chair of the Board of Trustees of the Foundation. The other Trustees of the Foundation are David D. Hunting, Jr., Mary Goodwillie Nelson, Peter M. Wege and James C. Welch.

COMMITTEES OF THE BOARD OF DIRECTORS
      Four standing committees assist our Board of Directors in fulfilling the responsibilities summarized below. Each committee has the power to conduct or authorize investigations or studies of matters within the scope of its responsibilities and may, at the Company’s expense, retain independent counsel or other consultants or advisors as deemed necessary. Each committee also has the sole authority to retain or terminate its consultants and approve the payment of fees.
Audit Committee

Current Members:	Responsibilities:
Michael J. Jandernoa (Chair)	•	appoints the independent auditor and reviews and approves its
Robert C. Pew III		services and fees in advance
Cathy D. Ross
Peter M. Wege II	•	reviews the performance of our independent auditor and, if
circumstances warrant, makes decisions regarding its replacement
Number of Meetings		or termination
in Fiscal Year 2007: 6
	•	evaluates the independence of the independent auditor

	•	reviews and concurs with the appointment, replacement, reassignment or dismissal of the head of our internal audit group

	•	reviews the annual performance evaluation of the head of our internal audit group and the group’s budget and staffing

	•	reviews the scope of the internal and independent annual audit plans and monitors progress and results

	•	reviews our critical accounting policies and practices

	•	reviews the adequacy and effectiveness of our accounting and internal control policies and procedures

	•	reviews our financial reporting, including the results of the annual audit and interim financial statements, as well as the type of information included in our earnings press releases

	•	reviews the process by which we monitor, assess and manage our exposure to risk

	•	reviews compliance with our Global Business Standards, as well as legal and regulatory compliance

	•	performs an annual self-evaluation of the Committee, as well as other duties specified in its charter

	•	reports to our Board of Directors about these and other matters undertaken by the Committee

Compensation Committee

Current Members:	Responsibilities:
David W. Joos (Chair)	•	establishes our compensation philosophy
Earl D. Holton
Michael J. Jandernoa	•	recommends for approval by the Board of Directors the
Elizabeth Valk Long		compensation of our Chief Executive Officer
P. Craig Welch, Jr.
Kate Pew Wolters	•	reviews and approves the compensation of our executive
officers other than our Chief Executive Officer
Number of Meetings
in Fiscal Year 2007: 6	•	reviews executive and non-executive compensation programs and benefit plans to assess their competitiveness, reasonableness and alignment with our compensation philosophy

	•	makes awards and takes other actions under our incentive compensation and equity-based compensation plans

	•	reviews the Compensation Discussion and Analysis and other executive compensation disclosures contained in our annual proxy statements

	•	performs an annual self-evaluation of the Committee, as well as other duties specified in its charter

	•	reports to our Board of Directors about these and other matters undertaken by the Committee
Executive Committee

Current Members:	Responsibilities:
Earl D. Holton (Chair)	•	exercises the powers of our Board of Directors when necessary
William P. Crawford		between regular meetings, subject to any legal or regulatory
James P. Hackett		limitations
Robert C. Pew III
Peter M. Wege II	•	performs other duties as assigned by our Board of Directors from
P. Craig Welch, Jr.		time to time

Number of Meetings	•	reports to our Board of Directors about these and other matters
in Fiscal Year 2007: none		undertaken by the Committee

Nominating and Corporate Governance Committee

Current Members:	Responsibilities:
Kate Pew Wolters (Chair)	•	establishes procedures for identifying and evaluating potential
William P. Crawford		director nominees and recommends nominees for election to our
Elizabeth Valk Long		Board of Directors
P. Craig Welch, Jr.
	•	reviews the suitability for continued service of directors when their
Number of Meetings		terms are expiring or a significant change in responsibility occurs,
in Fiscal Year 2007: 4		including a change in employment

	•	reviews annually the composition of our Board of Directors to ensure that it reflects an appropriate balance of knowledge, experience, skills, expertise and diversity

	•	makes recommendations to our Board regarding its size, the frequency and structure of its meetings and other aspects of the governance procedures of our Board of Directors

	•	makes recommendations to our Board regarding the functioning and composition of Board committees

	•	reviews our Corporate Governance Principles at least annually and recommends appropriate changes to our Board of Directors

	•	oversees the annual self-evaluation of our Board of Directors and annual evaluation of our Chief Executive Officer

	•	reviews director compensation and recommends appropriate changes to our Board of Directors

	•	administers our Related Person Transaction Policy and the Board’s policy on disclosing and managing conflicts of interest

	•	reviews and approves any related person transactions under our Related Person Transactions Policy

	•	considers any waiver request under our Code of Ethics and Code of Business Conduct

	•	performs an annual self-evaluation of the Committee, as well as other duties specified in its charter

	•	reports to our Board of Directors about these and other matters undertaken by the Committee

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS
      The Nominating and Corporate Governance Committee has four members, all of whom are independent under the NYSE listing standards. The Committee performs the duties described in Committees of the Board of Directors and operates under a written charter adopted by the Board of Directors that is reviewed and assessed at least annually.
Corporate Governance
      Since its formation in June 2002, the Committee has focused on seeking out and implementing world class governance policies and practices. Some of the resulting policies and practices are summarized below and in Corporate Governance.
Board Composition
      The Committee identifies and recommends to the Board of Directors qualified candidates for election as directors. As a part of that responsibility, the Committee conducts an annual review of the composition of the Board and evaluates whether it continues to reflect the balance of knowledge, experience, skills, expertise and diversity necessary to provide oversight and direction to management in a manner that builds long-term shareholder value.
Qualifications
      Nominees for director are selected on the basis of several criteria, the most fundamental of which is integrity. Our Board is committed to diversity, and a candidate’s ability to add to the diversity of our Board is also considered. Directors are expected to be curious and demanding independent thinkers who possess appropriate business judgment and are committed to representing the long-term interests of shareholders. Directors must possess knowledge, experience, skills or expertise that will enhance our Board’s ability to direct our business. They must also be willing and able to spend the time and effort necessary to effectively discharge their responsibilities. Directors must be prepared to resign from our Board in the event that they have a significant change in responsibilities, including a change in employment, as required by our Corporate Governance Principles.
      In addition to the above qualifications, the Committee also reviews the effectiveness of directors when determining whether to re-nominate a current member of our Board for an additional term.
Identification of Candidates for Director
      The Committee considers candidates suggested by its members, other directors and senior management in anticipation of potential or expected Board vacancies. After identifying a potential candidate, the Committee collects and reviews publicly-available information to assess whether they should be considered further. If the candidate warrants further consideration, the Chair or another member of the Committee will initiate a contact. Generally, if the person expresses a willingness to be considered, the Committee requests information from the candidate, reviews their qualifications and accomplishments and conducts one or more interviews with the candidate. Committee members may also contact references or others who have personal knowledge of the candidate’s accomplishments.
      The Committee will also consider candidates recommended by shareholders for nomination by the Board, taking into consideration the needs of the Board and the qualifications of the candidate. Shareholders must submit recommendations to the Company’s Secretary in writing and include the following information:

•	the recommending shareholder’s name and evidence of ownership of our stock, including the number of shares owned and the length of time owned; and

•	the candidate’s name, resume or a listing of qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board.
      Shareholders may also make their own nominations for director by following the process specified in our by-laws.
      The Committee has the sole authority to retain search firms to assist in identifying candidates. During fiscal year 2007, the Committee retained Boyden Global Executive Search to assist it with identifying and evaluating potential candidates.
Director Independence
      A majority of the members of our Board of Directors must be independent, as defined by the NYSE listing standards. On an annual basis, the Committee reviews and considers all relevant facts and circumstances relative to the independence of each of our directors and presents its findings to our Board.
      Our Board adopted categorical standards to guide the determination of each director’s independence. Under these standards, none of the following is considered a material relationship impairing a director’s independence:

•	the director is currently employed in any capacity by, or is an equity owner in, another company that has done or does business with the Company, provided that:

—	the amount of business with the Company is less than the greater of $1,000,000 or 1% of the other company’s annual gross revenue, or

—	the director’s ownership interest does not exceed 5% of the total equity interests in the other company;

•	the director is currently serving solely as a director, advisory director, consultant or in a similar non-employee position with another company that has done or does business with the Company, regardless of the amount;

•	the director is currently employed as an executive officer of a charitable institution that has received contributions from the Company or the Steelcase Foundation, provided that the amount of the contributions in any of the last three years is less than the greater of $1,000,000 or 2% of the charitable institution’s annual gross revenue;

•	the director is currently serving solely as a director, trustee, volunteer, committee member or in a similar position (and not as an executive officer) of a charitable institution that has received contributions in any amount from the Company or the Steelcase Foundation during any of the past three years;

•	the Company has employed a member of the director’s immediate family within the last three years, provided such employment was not as a board-elected officer;

•	the director, as part of his or her service on our Board of Directors also serves as a trustee of the Steelcase Foundation and/or a director of a subsidiary or affiliate; or

•	the Company previously employed the director in any capacity, provided that the director’s employment ceased more than five years ago.
      As used in the above categorical standards, “business with the Company” includes the Company selling products or services to the other company, either directly or through an independently owned dealer, and the Company buying products or services from the other company during the last three years. Unless the context otherwise requires, “director” includes the director and his or her immediate family members as defined in the NYSE listing standards.

      A copy of our categorical standards for director independence is also available in the Corporate Governance section of our website, located at www.steelcase.com, and found under “our company,” “About Steelcase.”
      Applying the NYSE listing standards and the Board’s categorical standards and considering all the relevant facts and circumstances, upon the recommendation of the Committee, our Board of Directors determined that William P. Crawford, Earl D. Holton, Michael J. Jandernoa, David W. Joos, Elizabeth Valk Long, Robert C. Pew III, Cathy D. Ross, Peter M. Wege II, P. Craig Welch, Jr. and Kate Pew Wolters are independent. James P. Hackett was found not to be independent because of his executive management position.
      In reaching its recommendation to the Board, the Committee considered the following relationships between certain of our directors and Steelcase:

Director	Relationships Considered

William P. Crawford	Mr. Crawford’s daughter is employed by Steelcase. She is not a board-elected officer.
Earl D. Holton	Mr. Holton is an owner of a company from which we have purchased services. The purchases were made in the ordinary course of business, and the amount of business involved was less than $1 million.
David W. Joos	Mr. Joos is the President and CEO of two companies which have purchased products from us or our dealers and/or from which we have purchased services. In each case, the amount involved was less than 1% of the other company’s annual gross revenues, and the transactions were made in the ordinary course of business.
Cathy D. Ross	Ms. Ross is the Chief Financial Officer of a company which has purchased products from us or our dealers and from which we have purchased services. In each case, the amount involved was less than 1% of the other company’s annual gross revenues, and the transactions were made in the ordinary course of business.
Peter M. Wege II	Mr. Wege II’s daughter is employed by a Steelcase subsidiary. She is not a board-elected officer.
      In addition, the Committee considered that:

•	directors Crawford, Holton, Jandernoa, Joos, Long, Wege and Wolters or members of their immediate family serve on the boards of charitable organizations which received contributions from our company or the Steelcase Foundation, in each case involving less than $1 million;

•	directors Crawford, Holton and Jandernoa serve or served on the boards of directors of companies which have purchased products from us or our dealers or from which we have purchased products or services in the ordinary course of business; and

•	members of the immediate family of directors Holton, Jandernoa, Joos and Long are employees of companies which have purchased products from us or our dealers or from which we have purchased services in the ordinary course of business, in each case involving less than the greater of $1 million or 1% of the other company’s annual gross revenues.
      The Committee determined that each of the relationships it considered fell within the categorical standards adopted by the Board and, as a result, that the relationships are not material.

Related Person Transactions
      We have a written Related Person Transactions Policy under which the Nominating and Corporate Governance Committee is responsible for reviewing and approving transactions with the Company in which certain “related persons”, as defined in the policy, have a direct or indirect material interest. Related persons include the Company’s directors and executive officers, members of their immediate family and persons who beneficially own more than 5% of the Company’s stock. A copy of our Related Person Transactions Policy is posted in the Corporate Governance section of our website, located at www.steelcase.com, and found under “our company,” “About Steelcase.”
      Under the policy, our Chief Legal Officer will determine whether any identified potential related person transaction requires review and approval by the Committee, in which case the transaction will be referred to the Committee for approval, ratification or other action. If management becomes aware of an existing related person transaction which has not been approved by the Committee, the transaction will be referred to the Committee for appropriate action. In those instances where it is not practicable or desirable to wait until the next Committee meeting to consider the transaction, the Committee has delegated authority to the Chair of the Committee to consider the transaction in accordance with the policy.
      The Committee is authorized to approve those related person transactions which are in, or are not inconsistent with, the best interests of our company and our shareholders. In considering any transaction, the Committee considers all relevant factors, including, as applicable:

•	the benefits to the Company,

•	the impact on a director’s independence,

•	the availability of other sources for comparable products or services,

•	the terms of the transaction and

•	the terms available to unrelated third parties or to employees generally for comparable transactions.
      Under the policy, certain categories of transactions have been identified as permissible, without approval by the Committee, as the transactions involve no meaningful potential to cause disadvantage to us or to give advantage to the related person.
      For fiscal year 2007, the Committee reviewed the following related person transactions:

•	The employment of Jennifer C. Niemann as a vice president of Steelcase Inc., a non-executive officer position, and the payment of related compensation to Ms. Niemann. Ms. Niemann is the daughter of William P. Crawford, a director and beneficial owner of more than 5% of our Class A Common Stock. For fiscal year 2007, Ms. Niemann earned approximately $479,000 in total compensation, which included her base salary, annual and long-term awards under our Management Incentive Plan, earnings on prior years’ Management Incentive Plan awards, the amount we recognized as expense for financial statement reporting purposes for stock awards, restricted stock dividends, company contributions under our Retirement Plan and Restoration Retirement Plan, life insurance premiums paid by the Company, Christmas gift card and benefit dollars paid in cash or to our Retirement Plan. She also participated in other plans and received benefits available to our other North American employees in comparable positions.

•	The payment of approximately $686,000 in fees to Fifth Third Bancorp and its subsidiaries (“Fifth Third”) for cash management services, letters of credit, credit commitments under our global bank facility and retirement plan services. Fifth Third is a holder of record, through various trusts and accounts, of more than 5% of our Class A Common Stock.

•	The sale of products and related services for approximately $7.2 million to Fifth Third. The sales were made in the ordinary course of business at prevailing prices not more favorable to Fifth Third than those available to other customers for similar purchases.
      Following a review of the transactions, the Committee approved the employment of Ms. Niemann and the payment of related compensation to her in accordance with the Company’s Related Person Transactions Policy. Because Fifth Third is an institutional shareholder holding Steelcase stock with no apparent purpose or effect of changing or influencing control of the Company, approval of the Company’s transactions with Fifth Third was not required pursuant to the Company’s Related Person Transactions Policy. Our President and Chief Executive Officer, James P. Hackett, is a director of Fifth Third Bancorp, and directors William P. Crawford and Michael J. Jandernoa are directors of Fifth Third Bank—a Michigan banking corporation, but none of Messrs. Hackett, Crawford or Jandernoa is considered to have a direct or indirect material interest in our transactions with Fifth Third.
      During fiscal year 2007, we repurchased an aggregate of 2.3 million shares of our Class B Common Stock from (1) Crastecom B Limited Partnership, of which William P. Crawford is the managing partner, (2) the William P. Crawford Trust U/ A/ D December 27, 1995, as amended, of which Mr. Crawford is the trustee, and (3) the Marilyn M. Crawford Trust U/ A/ D December 27, 1995, as amended, of which Mr. Crawford’s wife is the trustee. Mr. Crawford is a director and beneficial owner of more than 5% of our Class A Common Stock. The purchase price was an aggregate of $41.63 million, or $18.10 per share, and the repurchase was approved in advance by our Board of Directors.
      On April 30, 2007, we repurchased an aggregate of 1,718,750 shares of our Class B Common Stock from (1) the William P. Crawford Trust U/ A/ D December 27, 1995, as amended, of which Mr. Crawford is the trustee, (2) the Marilyn M. Crawford Trust U/ A/ D December 27, 1995, as amended, of which Mr. Crawford’s wife is the trustee, (3) the Walter D. Idema Grandchild Trust for the benefit of William P. Crawford, of which Mr. Crawford is a co-trustee, and (4) the Walter D. Idema Grandchild Trust No. 2 for the benefit of William P. Crawford, of which Mr. Crawford is a co-trustee. The purchase price was an aggregate of $33 million, or $19.20 per share, and the repurchase was approved in advance by our Board of Directors.

AUDIT COMMITTEE REPORT
      The Audit Committee has four members, all of whom are financially literate as defined by the Board of Directors and are independent under the NYSE listing standards. Our Committee performs the duties described in Committees of the Board of Directors and operates under a written charter adopted by the Board of Directors that is reviewed and assessed at least annually.
      Management is responsible for the Company’s financial reporting process and its internal controls regarding financial reporting, accounting, legal compliance and ethics. BDO Seidman, LLP, the Company’s independent registered public accounting firm (“independent auditor”), is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting and issuing opinions on:

•	the conformity of those audited financial statements with accounting principles generally accepted in the United States of America,

•	the effectiveness of the Company’s internal control over financial reporting and

•	management’s assessment of the effectiveness of the Company’s internal control over financial reporting.
      Our Committee’s role is to serve as an independent and objective party to monitor these processes on behalf of the Board of Directors and to review the audit efforts of the Company’s internal and independent auditors.
      In this context, we discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, we received the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 and reviewed, evaluated and discussed the written report and letter with that firm and its independence with respect to the Company.
      We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. We also reviewed and discussed with management the Company’s audited financial statements. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
      Based on the review and discussions referred to above, and relying on the representations of the Company’s management and the independent auditor’s report, our Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 23, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Michael J. Jandernoa (Chair)
Robert C. Pew III
Cathy D. Ross
Peter M. Wege II

FEES PAID TO PRINCIPAL INDEPENDENT AUDITOR
      BDO Seidman, LLP’s fees for fiscal year 2007 (estimated) and fiscal year 2006 (actual) for work performed for us are as follows:

	Fiscal Year	Fiscal Year
Type of Fees	2007	2006

Audit Fees (1)	$2,188,000	$1,827,000
Audit-Related Fees (2)	219,000	233,000
Tax Fees (3)	300,000	277,000
All Other Fees	—	—

Total	$2,707,000	$2,337,000

(1)	Audit fees consisted of fees related to the annual audit of our consolidated financial statements, the annual audit of our internal control over financial reporting, reviews of the financial statements included in quarterly reports on Form 10-Q, audits of separate financial statements of subsidiaries and affiliates, and other services related to SEC reporting matters.

(2)	Audit-related fees consisted of employee benefit plan audits and related services.

(3)	Tax fees consisted of assistance with tax compliance, preparation of certain subsidiary tax returns, tax consultation, planning and implementation services, and assistance in connection with tax audits.
      Our Audit Committee determined that providing the services reflected in the above table was compatible with the maintenance of BDO Seidman, LLP’s independence.
      In addition, our Audit Committee has adopted a policy under which it approves in advance recurring audit, audit-related and tax services rendered by BDO Seidman, LLP, subject to specific fee limits. If circumstances require hiring the independent auditors for services not previously pre-approved or that would exceed the fee limits previously set, the Audit Committee must pre-approve the new services or fee limits. The Audit Committee Chair may approve specified services between regularly scheduled meetings of the Audit Committee, subject to review by the full Audit Committee at its next scheduled meeting. The fiscal year 2007 services and fees reflected in the above table were pre-approved by the Audit Committee.

COMPENSATION COMMITTEE REPORT
      The Compensation Committee has six members, all of whom are independent under the NYSE listing standards. The Committee performs the duties described in Committees of the Board of Directors and operates under a written charter adopted by the Board of Directors that is reviewed and assessed at least annually.
      We have reviewed and discussed with management the Compensation Discussion and Analysis which follows this report. Based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and distribution to the Company’s shareholders.

Compensation Committee

David W. Joos (Chair)
Earl D. Holton
Michael J. Jandernoa
Elizabeth Valk Long
P. Craig Welch, Jr.
Kate Pew Wolters
COMPENSATION DISCUSSION AND ANALYSIS
Overview
      This section discusses our policies and practices relating to executive compensation and presents a review and analysis of the compensation earned in fiscal year 2007 by our Chief Executive Officer, or CEO, the two individuals who served as our Chief Financial Officer during the year and our three other most-highly compensated executive officers, to whom we refer collectively in this proxy statement as the “named executive officers”. The amounts of compensation earned by these executives during fiscal year 2007 are detailed in the Fiscal Year 2007 Summary Compensation Table in Executive Compensation, Retirement Programs and Other Arrangements and the other tables which follow it. The purpose of this section is to provide you with more information about the types of compensation earned by the named executive officers and the philosophy and objectives of our executive compensation programs and practices.
Philosophy and Objectives
      Our philosophy for the compensation of all of our employees, including the named executive officers, is to value the contribution of our employees and share profits through broad-based incentive arrangements designed to reward performance and motivate collective achievement of strategic objectives that will contribute to our company’s success. The primary objectives of the compensation programs for our named executive officers are to:

•	attract and retain highly-qualified executives,

•	motivate our executives to achieve our business objectives,

•	reward our executives appropriately for their individual and collective contributions,

•	align our executives’ interests with the long-term interests of our shareholders and

•	ensure that executive compensation is reasonable when compared to compensation at similar companies.

Annual Review
      Each fiscal year, the Compensation Committee conducts a review of the various components of compensation of our named executive officers. The Committee reviews a summary which projects the compensation of each executive for the following five years, showing the estimated amounts that would be received by the executive under various performance scenarios.
      Pursuant to its charter, the Committee has the sole authority to retain or terminate an independent compensation consultant of its choosing to assist the Committee in carrying out its responsibilities. The Committee has engaged Towers Perrin to advise the Committee on various matters related to the compensation of the named executive officers, including conducting and providing the Committee with a study of the competitiveness of our executive compensation relative to market data. Towers Perrin is engaged directly by the Compensation Committee and does not perform any other consulting services for our company, but we purchase compensation survey data from Towers Perrin from time to time.
      The Towers Perrin study compares our executive compensation to that of a comparison group of companies, which includes companies in the following categories:

•	furniture companies, including office furniture and residential furniture companies,

•	other global manufacturing companies and

•	other companies which (a) are based within the same region as our company and (b) operate globally.
      The composition of the comparison group of companies is reviewed and approved by the Compensation Committee each year. For fiscal year 2007, the comparison group consisted of:
American Axle & Manufacturing, Inc.
AMETEK Inc.
ArvinMeritor, Inc.
Avery Dennison Corporation
Ball Corporation
The Black & Decker Corporation
BorgWarner Inc.
Cooper Tire & Rubber Company
Donaldson Company, Inc.
Dura Automotive Systems, Inc.
Harsco Corporation
Herman Miller, Inc.
HNI Corporation
Kennametal Inc.
Navistar International Corporation
Parker-Hannifin Corporation
Pitney Bowes Inc.
Rockwell Automation, Inc.
The Timken Company
The Toro Company

     As a general principle, both the overall level of compensation and the mix of compensation for each of the named executive officers is compared to the median level of the comparison group, taking into account (a) any difference between the role and responsibilities of our executive compared to those of his or her peer in the comparison group and (b) the specific contributions the executive has made to the successful achievement of our company goals. The relative experience level of the named executive officer and his or her tenure with our company are also considered as part of the comparison.
      Historically, the Compensation Committee approved the compensation of our CEO, but beginning in March 2007, the Compensation Committee is required to submit its recommendation with regard to our CEO’s compensation to our Board of Directors for approval. Our CEO develops and submits to the Compensation Committee his recommendation for the compensation of each of the named executive officers other than himself in connection with annual merit reviews of their performance. The Compensation Committee reviews and discusses the recommendations made by our CEO and approves the compensation for each named executive officer for the coming year.
      None of the named executive officers has an employment agreement.
Authority of the Compensation Committee; Role of Executive Officers
      Pursuant to its charter, the Compensation Committee is authorized by our Board of Directors to oversee our compensation and employee benefit practices and plans generally, including our executive compensation, incentive compensation and equity-based plans. The Committee may delegate its authority to subcommittees, provided that any such subcommittee must consist of at least two members, and the Committee may also delegate appropriate responsibilities associated with our benefit and compensation plans to members of management. The Committee has delegated certain responsibilities with regard to our Retirement Plan to an investment committee consisting of directors and members of management and to an administrative committee consisting of members of management.
      The Compensation Committee has delegated to our CEO the authority to grant stock options, restricted stock and restricted units to employees. Under this delegated authority, our CEO cannot grant options to acquire more than 5,000 shares, more than 2,000 shares of restricted stock, or more than 2,000 restricted units in any year to any one individual, and he cannot grant, in the aggregate, options to acquire more than 100,000 shares, more than 40,000 shares of restricted stock and more than 40,000 restricted units in any year. Also, our CEO cannot grant any stock options, restricted stock or restricted units to any executive officer. The Compensation Committee also has delegated authority to our CEO to designate those employees who will participate in our Management Incentive Plan; provided, however, that the Committee is required to approve participation in such plan by any of our executive officers or anyone else who directly reports to our CEO.
      As described above, our CEO makes recommendations to the Compensation Committee with regard to the compensation of each of the other executive officers, and any changes in executive officer compensation require the approval of the Committee. In addition, our Chief Financial Officer and other members of our finance staff assist the Committee with establishing performance target levels for performance-based compensation, as well as with the calculation of actual financial performance and comparison to the performance targets, each of which actions require the Committee’s approval.
Elements of Executive Compensation for Fiscal Year 2007

Base Salary
      The base salary of each of our named executive officers is reviewed by the Compensation Committee at the beginning of each fiscal year as part of the overall annual review of executive compensation described above. As a general rule, base salaries for the named executive officers are set at a level which will allow us to attract and retain highly-qualified executives. In addition to the annual reviews, the base salary of a particular executive may be adjusted during the course of a fiscal year, for example, in connection with a promotion or other material change in the executive’s role or responsibilities. During fiscal year 2007, each of the named executive officers received a merit increase to his or her base salary in May 2006, and Mark A. Baker, James P. Keane and David C. Sylvester each received a base salary increase in October 2006 in connection with a promotion or other material change in their responsibilities.

Management Incentive Plan Awards
      Each of the named executive officers, along with approximately 320 other management employees, is a participant in our Management Incentive Plan, or MIP. The MIP provides for two types of awards: short-term awards and long-term awards. Both types of awards are calculated based on the financial performance of our company for the fiscal year using the measurement of economic value added, or EVA. EVA is a profit measure that takes into account our cost of capital. EVA is calculated by taking our net income for the fiscal year, deducting a capital charge representing the economic cost of a reasonable return (set by the Compensation Committee at 12% for fiscal year 2007) on our net assets, less excess cash and related interest income, and then adjusting for recent acquisitions and deferring a portion of restructuring or other charges to the extent approved by the Committee.
      At the beginning of each fiscal year, the Compensation Committee establishes the targets for EVA performance under the MIP for that fiscal year, and the targets are the same for all participants in the MIP. Achievement of the EVA targets will produce a MIP award multiple of 1.0, but achievement of a lower amount of EVA will result in a MIP award multiple of less than 1.0, and achievement of a higher amount of EVA will result in a MIP award multiple of more than 1.0. The lowest MIP multiple is zero, meaning that no MIP awards would be paid, and the highest MIP multiple that can be awarded is 2.0. The maximum short-term award amount that can be earned by any participant in any given year is $3 million, and the maximum long-term award that can be earned by any participant is $4 million. In addition, no awards can be earned in a particular fiscal year to the extent that the awards would result in our company recording a net loss for that fiscal year.
      For fiscal year 2007, the MIP awards were based 50% on EVA for the fiscal year as compared to an absolute EVA target set by the Compensation Committee and 50% on EVA for the fiscal year as compared to an EVA growth target set by the Compensation Committee. The absolute EVA target typically has been set at $0, and the EVA growth target is set based on the average of (a) the actual EVA for the prior year and (b) the MIP EVA growth target for the prior year and adjusted for an improvement factor equal to 1% of our net assets to the extent that the resulting growth target would be less than or equal to 15% of our net assets.
      The table below shows the levels of EVA that would have resulted in the award of the threshold, target or maximum MIP award multiples for fiscal year 2007.

	Threshold	Target	Maximum
	(0.0 MIP	(1.0 MIP	(2.0 MIP
EVA Target	multiple)	multiple)	multiple)

Absolute	$(120.0)million	$0.0million	$120.0million
Growth	$(103.8)million	$(63.8)million	$(23.8)million
      The EVA targets are the same for all MIP participants, and the amount of the short-term and long-term awards that are payable to a particular participant upon achievement of those targets are established as specific percentages of the participant’s base salary. The target award percentages for the named executive officers are reviewed by the Compensation Committee at the beginning of each fiscal year as part of its review of the officers’ total compensation. The target award percentages as of the end of fiscal year 2007 were 70% short-term and 115% long-term for our CEO and ranged from 45% to 65% short-term and 80% to 100% long-term for the other named executive officers.
      Following the end of each fiscal year and the determination of our company’s financial performance for the year, the Compensation Committee reviews and approves the calculation of EVA and the MIP award multiple for the fiscal year. Based on our financial results for fiscal year 2007, the Compensation Committee reviewed and approved the calculation of EVA of $(10.5) million for the fiscal year and approved a MIP multiple of 1.62. The awards payable to each participant are determined by multiplying the participant’s target award percentages by the MIP award multiple, and multiplying those resulting amounts by the participant’s base salary. For example, as illustrated below, with a MIP award multiple of 1.62, a participant with a short-term award target of 60% of his base salary and a long-term award target of 90% of his base salary would receive a short-term award of 97.2% of his base salary and a long-term award of 145.8% of his base salary.

		MIP					MIP
Short-term		award		Short-term	Long-term		award		Long-term
target %		multiple		award %	target %		multiple		award %
60%	x	1.62	=	97.2%	90%	x	1.62	=	145.8%
      Once the award amounts have been calculated, we pay the short-term awards to participants soon thereafter, and we record the long-term amounts into bookkeeping accounts we maintain for the participants. We then pay out the long-term amounts to participants in equal thirds shortly after the end of each of the three following fiscal years. We maintain the long-term amounts in unfunded accounts which are subject to forfeiture upon termination of employment for any reason other than death, total disability or retirement, except in the circumstances described below under the heading Severance and Change in Control Benefits. We adjust the account balances each year based on the change in our shareholders’ equity (positive or negative) for that year, before the payment of dividends and as adjusted for stock issuances and repurchases. For fiscal year 2007, the change in shareholders’ equity which was approved by the Compensation Committee was 9.98%.

Equity-Based Incentive Awards
      In addition to a long-term award under the MIP, each of our named executive officers typically receives a long-term equity-based incentive award under our Incentive Compensation Plan each year. The awards typically are approved by the Compensation Committee at a regularly scheduled meeting at the beginning of each fiscal year, but awards also may be approved by the Committee in a special meeting. In fiscal year 2007, each of the named executive officers was granted performance shares under the plan, other than David C. Sylvester who was not an executive officer at the time the grants were made.
      The performance share awards granted in fiscal year 2007 have a three-year performance period of fiscal years 2007 through 2009 and will be earned based on the achievement of two performance measures: cumulative cash flow per share and average annual operating income, with 50% of the award earned based on each performance measure. The performance measure targets were set by the Compensation Committee based upon our financial plan for the performance period at the time the awards were made. The Committee also established the levels of performance at which a threshold amount of shares, equal to 50% of the target amount, and a maximum amount of shares, equal to 200% of the target amount, would be earned. The table below shows the levels of cumulative cash flow per share and average annual operating income performance that would result in the award of the threshold, target or maximum number of shares.

Performance Measure	Threshold	Target	Maximum

Cumulative cash flow per share	$2.60	$5.20	$7.80
Average annual operating income	$148 million	$296 million	$346 million
If the actual results fall between the threshold and target performance levels, or between the target and maximum performance levels, the number of shares earned will be determined on a prorated basis.
      In determining the size of the performance share award granted to each named executive officer, the Compensation Committee reviewed the value of the award at the target performance level using a discounted stock price based on a binomial valuation provided by Towers Perrin. The valuation took into account the probability that the performance targets would be met and an estimated rate of forfeiture. The value of each award, plus the participant’s MIP long-term award, then was considered relative to the median levels of long-term incentive compensation shown in the Towers Perrin comparison study.
      In addition to granting annual equity-based incentive awards, from time to time at the request of our CEO the Compensation Committee considers granting special awards of restricted stock to named executive officers in connection with promotions or other changes in responsibilities or in recognition of particular contributions to our company’s performance. During fiscal year 2007, the Compensation Committee approved a grant of 8,500 shares of restricted stock to David C. Sylvester in connection with his promotion to Chief Financial Officer.
      All grants of equity-based incentive awards to named executive officers require the advance approval of the Compensation Committee, and we do not have any program or practice to time the grant of equity-based awards relative to the release of any material non-public information. Pursuant to our Incentive Compensation Plan, all stock options are granted with exercise prices equal to the opening market price on the date of the grant, which is the date the Compensation Committee approves the grant. We have not granted stock options to any of our named executive officers since September 2002.

Retirement Programs and Benefits

Retirement and Restoration Retirement Plans
      Each of the named executive officers is a participant in our Retirement Plan and our Restoration Retirement Plan. Our Retirement Plan is a tax-qualified defined contribution plan which is open to all U.S.-based employees of Steelcase Inc. and certain of its subsidiaries and affiliates. Participants may elect to contribute a portion of their earnings to the 401(k) component of the Retirement Plan each year, and we make a non-discretionary contribution of 5% of each participant’s eligible pay to the Retirement Plan each fiscal year. In addition, we generally matched 50% of the first 2% of eligible pay each participant contributed to the plan during the second half of fiscal year 2007, and for fiscal year 2008, we will generally match 50% of the first 4% of eligible pay each participant contributes to the plan.
      Our Restoration Retirement Plan is a non-qualified defined contribution plan which is unfunded. Participants in our MIP for whom contributions to our Retirement Plan are limited by Section 401(a)(17) of the Internal Revenue Code may participate in the Restoration Retirement Plan. We make annual additions to a participant’s bookkeeping account under the Restoration Retirement Plan at the same rate of contribution as our Retirement Plan.
      The vesting period for our contributions to the Retirement Plan and the Restoration Retirement Plan is five years. Participants select from several investment fund options for their accounts under the Retirement Plan, and the rate of return a participant earns on his or her Retirement Plan account is also applied to the participant’s Restoration Retirement Plan account. Following termination of employment, a participant’s account balance in each plan, to the extent vested, is paid out to the participant either in a lump sum or installments or, in the case of the Retirement Plan, the balance may be rolled over to an Individual Retirement Account or may be kept in the Retirement Plan until minimum distributions are required under applicable law.

Executive Supplemental Retirement Plan
      We also maintain an Executive Supplemental Retirement Plan, or SERP, which is an unfunded plan that provides certain defined benefits to participants who are designated by the Compensation Committee. Each of the named executive officers participates in the SERP. Participants do not make contributions to the SERP, which pays the following benefits at retirement, death or total disability:

•	five annual payments equal to the sum of (1) 70% of the participant’s average base salary for the three consecutive calendar years prior to retirement, death or total disability plus (2) $50,000, followed by:

•	ten annual payments of $50,000.
      Normal retirement under the SERP is at age 65, but a participant may receive payments upon retirement before age 65 if the participant’s age plus years of continuous service with our company equal 80 or more (we refer to this as “early retirement”). In the event of early retirement, with the approval of the SERP’s administrative committee, a participant can elect to receive the same total amount of benefits starting earlier but in lower annual amounts and for a longer period of time. Participants are fully vested in the SERP after seven years of participation in the plan, with partial vesting beginning at 20% after three years of participation and increasing 20% per year thereafter. For example, after five years of participation in the SERP, a participant is 60% vested and would receive payments equal to 60% of the amounts described above if he or she retired at that point. None of the named executive officers is currently age 65 or older, but Michael I. Love’s age plus years of continuous service with Steelcase is greater than 80, making him eligible for early retirement under the SERP. We do not have a policy for granting participants extra years of service under the SERP.

Deferred Compensation Plan
      Each of the named executive officers is also eligible to participate in our Deferred Compensation Plan, or DCP. Under the DCP, participants may elect to defer a portion of their base salary (up to 25%) and/or short-term award under the MIP (up to 50%) into an unfunded account with our company on a tax-deferred basis. Our company does not make any contributions to the DCP. Funds deferred under the DCP are deemed invested in one or more market investment funds selected by the participant and are payable to the participant after termination of employment in either a lump sum or installments, at the election of the participant.

Deferred Compensation Agreement
      James P. Hackett has an agreement with our company under which he deferred a total of $250,000 of his compensation from March 1996 to February 2001. This unfunded arrangement, which is similar to other arrangements we entered into around the same time with other senior employees, provides that Mr. Hackett will receive a payment of $300,000 per year for a period of 15 years once he reaches age 70 in March 2026, reflecting an implied annual rate of return of approximately 8.55%. If Mr. Hackett dies before age 70, his heirs would be entitled to receive reduced payments under the agreement. In the event Mr. Hackett’s employment is terminated for cause, we would pay him only the original $250,000 he deferred under this arrangement.

Other Retirement Benefits
      In addition to the retirement programs listed above, upon a qualifying retirement (generally when the age at retirement and number of years of continuous service with our company equals 80 or more), each of the named executive officers is eligible for certain welfare benefits, such as medical and dental programs, in the same manner as all other employees of Steelcase Inc. hired before July 22, 2002.
Severance and Change in Control Benefits
      In February 2007, the Compensation Committee adopted our Executive Severance Plan, which provides for certain benefits in the event of certain terminations of employment with our company. In March 2006, the Compensation Committee began discussing the details of such a plan, with a view toward providing common benefits to members of executive management and to avoid negotiating individual agreements.
      The Committee oversaw the development of the plan to provide benefits that would be reasonable to shareholders and to management, and the Committee retained Towers Perrin to examine severance and change in control benefits at other companies and advise the Committee on the terms and conditions of comparable arrangements. In developing its recommendations for the design of the plan, management engaged Hewitt Associates to provide a review of market comparison data for similar programs.
      In approving the Executive Severance Plan, the Compensation Committee believed the plan would:

•	provide clarity to shareholders, executive management and plan participants in the event of a severance or change in control,

•	align the interests of executive management with the long-term interests of the company’s shareholders,

•	reinforce behavior that promotes maximum value in the event of any merger or acquisition activity and

•	attract and retain executive management by maintaining competitive compensation programs.

      Pursuant to the Executive Severance Plan, participants are entitled to receive a severance payment in the event of (a) involuntary termination without cause (a “severance”) or (b) involuntary termination without cause or voluntary termination for good reason within two years following a change in control of our company (a “change in control severance”), in each case as more particularly defined in the plan.
      In the event of a severance, a participant would receive the following:

•	a payment equal to two or one times (depending on whether the participant is a “Level 1 Employee” or a “Level 2 Employee,” as detailed below) the participant’s current base salary and short-term award under the MIP at target,

•	payment of a prorated portion of the participant’s short-term award under the MIP for the current fiscal year at target,

•	payment of the balance of the participant’s long-term incentive compensation account under the MIP, as adjusted for the change in our shareholders’ equity (positive or negative) for the fiscal year to date, before the payment of dividends and as adjusted for stock issuances and repurchases,

•	payment of a lump sum amount equal to the premiums the participant would have to pay to continue coverage under our health plan for eighteen months and

•	outplacement assistance for a period of up to eighteen months.
      In the event of a change in control severance, a participant would receive the following:

•	a payment equal to three or two times (depending on whether the participant is a “Level 1 Employee” or a “Level 2 Employee”) the participant’s current base salary and short-term award under the MIP at target,

•	payment of a prorated portion of the participant’s short-term and long-term awards under the MIP for the current fiscal year at target,

•	payment of the balance of the participant’s long-term incentive compensation account under the MIP, as adjusted for the change in our shareholders’ equity (positive or negative) for the fiscal year to date, before the payment of dividends and as adjusted for stock issuances and repurchases,

•	payment of the present value of the benefits the participant would receive under our SERP upon retirement, prorated to the extent the participant does not qualify for normal or early retirement at the time of the change in control, but with an additional three years of service and age credited in the case of a Level 1 Employee or two years of service and age credited in the case of a Level 2 Employee,

•	any additional amount necessary to cover any (1) excise taxes on the above payments (the “gross up payment”) and (2) additional income, employment and excise taxes on the gross up payment,

•	payment of a lump sum amount equal to the premiums the participant would have to pay to continue coverage under our health plan for eighteen months and

•	outplacement assistance for a period of up to eighteen months.
      Our CEO is a Level 1 Employee in the Executive Severance Plan, entitling him to the higher-multiple severance and change in control severance benefits, and each of our other named executive officers is a Level 2 Employee, entitling them to the lower-multiple benefits.
      In addition to the Executive Severance Plan, the named executive officers are entitled to certain benefits under the MIP, Incentive Compensation Plan, Restoration Retirement Plan and DCP in the event of a change in control of our company, as defined in those plans. These benefits are triggered by a change in control, regardless of whether the participant’s employment continues after the change in control. The benefits under each of these plans which are triggered by a change in control are as follows:

Management Incentive Plan:

•	lump sum payment of a prorated portion of the participant’s short-term and long-term awards for the current plan year at target and

•	lump sum payment of the balance of the participant’s long-term incentive compensation account, as adjusted for the change in our shareholders’ equity (positive or negative) for the plan year to date, before the payment of dividends and as adjusted for stock issuances and repurchases;

Incentive Compensation Plan:

•	stock option awards vest in full,

•	unvested restricted stock and restricted stock unit awards vest in full,

•	earned but unvested performance share and performance unit awards vest in full and

•	a prorated portion of unearned performance share and performance unit awards are earned at target and vest in full;

Restoration Retirement Plan:

•	all amounts vest in full and

•	lump sum payment of the balance of the participant’s account; and

Deferred Compensation Plan:

•	lump sum payment of the balance of the participant’s account.
Other Programs and Practices

Perquisites and Other Benefits
      Our company provides very limited perquisites or other personal benefits to our named executive officers. The only perquisites received in fiscal year 2007 by the named executive officers other than our CEO were: (1) an optional annual physical examination and (2) in one case, tax preparation fees associated with a previous expatriate assignment. The only perquisite received by our CEO at incremental cost to our company in fiscal year 2007 was security monitoring services for his primary residence. In addition, members of our CEO’s family accompanied him on business travel on our corporate aircraft on several occasions during fiscal year 2007, but the incremental cost to our company of their travel was negligible as they were only additional passengers on flights that were otherwise being made for business purposes. Any use of our corporate aircraft by our CEO for personal travel is governed by written aircraft time-sharing agreements under which he reimburses us for all operating expenses associated with the flight, multiplied by 200%. The aggregate incremental cost to our company of the perquisites received by the named executive officers in fiscal year 2007 was less than $10,000 for each officer.
      The named executive officers also may elect to participate in our other benefit programs on the same terms as other employees. These programs include medical, dental, vision, life and disability insurance, charitable gift matching and discounts on company products. None of the named executive officers has a company car or company-provided housing, and we do not pay any country club memberships for any of the named executive officers.

Stock Ownership Guidelines
      During fiscal year 2007, the Compensation Committee adopted stock ownership guidelines to encourage stock ownership among our executives to further the objective of aligning our executives’ interests with those of our shareholders. Under these guidelines, our CEO is expected to own shares of our common stock having a current market value of not less than five times his base salary, and the other named executive officers are expected to own shares of our common stock having a current market value of not less than two or three times their respective base salaries, depending on their position. The amount of holdings required by the guidelines was developed based on the premise that an executive should be able to satisfy the guidelines by retaining shares awarded to the executive as compensation and without purchasing additional shares, assuming that the applicable performance criteria for the share awards are satisfied.
      In addition to shares owned by our executives, holdings which count toward satisfaction of stock ownership guidelines include restricted stock, restricted stock units, performance shares and performance units at target award levels during the vesting period, as does the value of in-the-money stock options held by the executive. The Compensation Committee reviews compliance with the stock ownership guidelines annually. Persons who were executive officers when the guidelines were adopted are expected to meet the guidelines by the end of fiscal year 2011, and persons who become executive officers thereafter have a period of five full fiscal years to meet these guidelines, to allow them an appropriate period of time to build their holdings through annual equity awards.

Non-compete and Other Forfeiture Provisions
      One of the basic principles of the various compensation plans and programs which may provide benefits to our named executive officers following termination of their employment is that certain benefits will be forfeited if the participant engages in competition with us during a specified period after they leave our employment. Our Executive Severance Plan provides for forfeiture of any remaining payments if the participant engages in competition during a period of two years after leaving our employment. Similarly, the MIP, Incentive Compensation Plan, Restoration Retirement Plan and SERP provide that a participant forfeits any benefits under those plans if he or she engages in competition while employed by us or during three years after leaving our employment, and the DCP provides for forfeiture of all past earnings on deferred amounts in such event. Under the Incentive Compensation Plan, a participant must return to the company any gain he or she received from exercising an option, the fair market value on the grant date of any restricted stock or restricted stock units which vested, and any gain resulting from any performance shares or performance units, within twelve months prior to the date when he or she started competing with us.
      In addition to non-compete forfeiture provisions, our Executive Severance Plan provides that in the event our financial results are materially restated, the Compensation Committee may review the circumstances surrounding the restatement and determine whether and which participants will forfeit the right to receive any future benefits and/or repay any prior benefits received under the Plan. In the event of a material restatement due to fraud, if the Compensation Committee determines that a participant was responsible for or participated in the fraud, that participant will be required to forfeit any future benefits and repay any prior benefits paid in excess of the amounts that would have been paid based on our restated financial results. These are called “clawback” provisions, and the MIP and the Incentive Compensation Plan have similar clawback provisions which apply only to those participants who also participate in the Executive Severance Plan.

Tax Considerations
      In making decisions regarding executive compensation, the Compensation Committee considers the tax deductibility of the amounts payable. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain officers to $1 million. The Committee’s goal is to structure the compensation paid to these individuals to maximize deductibility for federal income tax purposes; however, when deemed necessary, the Committee may authorize compensation that may not be deductible under Section 162(m) to promote incentive and retention goals.

EXECUTIVE COMPENSATION, RETIREMENT PROGRAMS AND OTHER ARRANGEMENTS
      This section and the tables set forth herein should be read in conjunction with the more detailed description of our executive compensation plans and arrangements included in the Compensation Discussion and Analysis which precedes this section.
Summary Compensation Table
      The following table shows compensation information for fiscal year 2007 for (1) James P. Hackett, our President and Chief Executive Officer, (2) David C. Sylvester and James P. Keane, each of whom served as our Chief Financial Officer for part of fiscal year 2007, and (3) our three next most highly-paid executive officers as of the end of fiscal year 2007. In this proxy statement, we refer to these six executive officers collectively as the “named executive officers.”
Fiscal Year 2007 Summary Compensation Table

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
Name and	Fiscal		Stock	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total

James P. Hackett	2007	$832,308	$1,453,935	$2,598,022	$101,044	$27,499	$5,012,808
President and Chief Executive Officer

David C. Sylvester	2007	$227,308	$60,118	$409,791	—	$22,690	$719,907
Vice President, Chief Financial Officer

James P. Keane	2007	$450,385	$257,961	$1,251,846	$48,736	$26,904	$2,035,832
President, Steelcase Group (5)
Frank H. Merlotti, Jr.	2007	$462,977	$253,427	$1,288,434	$55,955	$27,843	$2,088,636
President, Design Group

Mark A. Baker	2007	$381,154	$298,479	$956,020	$41,169	$27,448	$1,704,270
Senior Vice President, Global Operations Officer

Michael I. Love	2007	$338,077	$326,130	$800,100	$65,645	$23,701	$1,553,653
President, Nurture by Steelcase

(1)	The amounts shown in the “Stock Awards” column are the dollar amounts recognized for financial reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) Share-Based Payment (“FAS 123R”) in fiscal year 2007 for restricted stock, restricted stock units and performance share awards made during fiscal years 2005, 2006 and 2007. The assumptions made in the valuation of such awards are disclosed in Note 12 to the consolidated financial statements included in our annual report on Form 10-K for fiscal year 2007 filed with the SEC on April 20, 2007.

(2)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the sum of: (a) annual awards under the MIP earned for fiscal year 2007, (b) long-term awards under the MIP earned for fiscal year 2007 and (c) earnings for fiscal year 2007 on unpaid long-term MIP awards made in prior fiscal years. The annual awards were paid in cash shortly after the end of fiscal year 2007. The long-term awards are payable in cash in three equal annual installments after the end of fiscal years 2008, 2009 and 2010, and the amounts payable are multiplied by the percentage, positive or negative, of the change in our shareholders’ equity (before the payment of dividends and as adjusted for stock issuances and repurchases) for such fiscal year. Earnings for fiscal year 2007 on the portions of long-term MIP awards made in prior years which are payable after the end of fiscal year 2007 are paid at the time the award is paid, and earnings for fiscal year 2007 on the portions of awards made in prior years which are not payable until after the end of future fiscal years are payable at the time such awards are payable. The amounts included in this column for earnings on long-term MIP awards made in prior years are as follows:

	Earnings	Earnings
	paid after	payable after
Name	end of FY07	end of FY08 and FY09

James P. Hackett	$36,946	$65,930
David C. Sylvester	$4,244	$7,609
James P. Keane	$16,920	$30,289
Frank H. Merlotti, Jr.	$18,235	$32,493
Mark A. Baker	$12,267	$22,040
Michael I. Love	$11,940	$21,266

The amounts shown in the “Non-Equity Incentive Plan Compensation” column for David C. Sylvester also include earnings on long-term awards made in prior fiscal years under our International Management Incentive Plan, which operates similarly to the MIP.

(3)	The amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase in actuarial present value of the applicable officer’s accumulated benefit under (a) our Executive Supplemental Retirement Plan and (b) a deferred compensation agreement (in the case of James P. Hackett only). Earnings under our Deferred Compensation Plan are not included because they are not earned at a preferential rate.

(4)	The amounts shown in the “All Other Compensation” column include the following:

					Flexible
					Benefit
	Restricted Stock	Company	Company		Dollars Paid
	Dividends and	Contributions	Contributions		in Cash
	Restricted Stock	under	under	Life	or to		All Other
	Unit Dividend	Retirement	Restoration	Insurance	Retirement	Christmas	Compensation
Name	Equivalents	Plan	Retirement Plan	Premiums	Plan	Gift Card	Total
James P. Hackett	—	$12,938	$11,000	$2,224	$1,312	$25	$27,499
David C. Sylvester	$5,605	$11,950	$3,890	$1,220	—	$25	$22,690
James P. Keane	$2,400	$11,904	$11,000	$1,575	—	$25	$26,904
Frank H. Merlotti, Jr.	—	$12,073	$11,000	$4,745	—	$25	$27,843
Mark A. Baker	$4,500	$11,923	$11,000	—	—	$25	$27,448
Michael I. Love	—	$11,785	$11,000	—	$891	$25	$23,701

(5)	Mr. Keane served as Senior Vice President, Chief Financial Officer from the beginning of fiscal year 2007 through October 22, 2006.

Incentive Compensation Awards
      The following table shows the awards granted to the named executive officers during fiscal year 2007 under our incentive compensation plans.
Fiscal Year 2007 Grants of Plan-Based Awards

			Estimated
			Future
			Payouts Under
			Non-Equity	Estimated Future Payouts			All Other
			Incentive Plan	Under Equity Incentive Plan			Stock Awards:	Grant Date
			Awards	Awards			Number of	Fair Value of

							Shares of	Stock and
Name	Grant Date		Target	Threshold	Target	Maximum	Stock or Units	Option Awards

James P. Hackett	5/4/06	(1)		25,000	50,000	100,000		$953,500
	3/22/07	(2)	$1,551,037

David C. Sylvester	10/25/06	(3)					8,500	$137,360
	3/22/07	(2)	$242,401

James P. Keane	5/4/06	(1)		6,000	12,000	24,000		$228,840
	3/22/07	(2)	$730,083

Frank H. Merlotti, Jr.	5/4/06	(1)		6,000	12,000	24,000		$228,840
	3/22/07	(2)	$750,125

Mark A. Baker	5/4/06	(1)		6,000	12,000	24,000		$228,840
	3/22/07	(2)	$556,197

Michael I. Love	5/4/06	(1)		3,000	6,000	12,000		$114,420
	3/22/07	(2)	$493,004

(1)	This line shows an award of performance shares made under our Incentive Compensation Plan. The performance shares will be earned and vest as of the end of fiscal year 2009, subject to the achievement of certain performance measures over fiscal years 2007, 2008 and 2009, as follows: 50% based on cumulative cash flow per share and 50% based on average annual operating income. See the Compensation Discussion and Analysis under the heading “Elements of Executive Compensation for Fiscal Year 2007— Equity-Based Incentive Awards” for further discussion of these awards. At the end of fiscal year 2009, the number of performance shares earned will be issued as Class A Common Stock, and each officer will also receive a cash payment equal to the cumulative total of dividends declared during the performance period on the number of shares earned.

(2)	This line shows the long-term component of an award made under the MIP. These awards will be paid in cash in three equal annual installments shortly after the end of fiscal years 2008, 2009 and 2010, after adjusting for the change in our shareholders’ equity (before the payment of dividends and as adjusted for stock issuances and repurchases), positive or negative, for that year. See the Compensation Discussion and Analysis under the heading “Elements of Executive Compensation for Fiscal Year 2007— Management Incentive Plan Awards” for further discussion of these awards.

(3)	This line shows an award of restricted stock made to Mr. Sylvester under our Incentive Compensation Plan. The shares will vest in full on October 25, 2009, and Mr. Sylvester will receive dividend payments on the shares during the vesting period.

Outstanding Equity Awards
      The following table shows the equity awards granted to the named executive officers under our Incentive Compensation Plan which remained outstanding at the end of fiscal year 2007, including (1) unexercised stock options, (2) unvested restricted stock awards and (3) unearned or unvested performance share awards. The market values shown in the table are based on the closing price of our Class A Common Stock at the end of fiscal year 2007 of $20.07 per share.
Fiscal Year 2007 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
				Equity						Incentive	Awards:
				Incentive						Plan	Market or
				Plan					Market	Awards:	Payout
				Awards:			Number of		Value of	Number of	Value of
	Number of		Number of	Number of			Shares or		Shares or	Unearned	Unearned
	Securities		Securities	Shares			Units of		Units of	Shares,	Shares,
	Underlying		Underlying	Underlying			Stock		Stock	Units or	Units or
	Unexercised		Unexercised	Unexercised	Option	Option	That Have		That Have	Other Rights	Other Rights
	Options		Options Un-	Unearned	Exercise	Expiration	Not		Not	That Have	That Have
Name	Exercisable		exercisable	Options	Price	Date	Vested		Vested	Not Vested	Not Vested

James P. Hackett:
Stock option	300,000	(1)	—	—	$28.00	2/17/08
Stock option	140,000	(2)	—	—	$13.9375	3/24/09
Stock option	225,667	(3)	—	—	$12.90	3/20/11
Stock option	367,290	(4)	—	—	$16.45	3/20/12
Performance shares										150,000 (5)	$3,010,500
Performance shares										100,000 (6)	$2,007,000
Performance shares										50,000 (7)	$1,003,500
David C. Sylvester:
Stock option	7,500	(1)	—	—	$28.00	2/17/08
Stock option	25,000	(4)	—	—	$16.45	3/20/12
Restricted stock units							5,000	(8)	$100,350
Restricted stock							5,000	(9)	$100,350
Restricted stock							8,500	(10)	$170,595
James P. Keane:
Stock option	35,000	(1)	—	—	$28.00	2/17/08
Stock option	20,000	(2)	—	—	$13.9375	3/24/09
Stock option	29,906	(11)	—	—	$10.50	3/21/10
Stock option	55,466	(3)	—	—	$12.90	3/20/11
Stock option	100,000	(4)	—	—	$16.45	3/20/12
Performance shares										18,000 (5)	$361,260
Performance shares										30,000 (6)	$602,100
Performance shares										12,000 (7)	$240,840
Frank H. Merlotti, Jr.:
Stock option	125,000	(12)	—	—	$10.80	9/30/12
Performance shares										18,000 (5)	$361,260
Performance shares										40,000 (6)	$802,800
Performance shares										12,000 (7)	$240,840

Option Awards	Stock Awards
Equity
Incentive
Equity	Plan
Equity	Incentive	Awards:
Incentive	Plan	Market or
Plan	Market	Awards:	Payout
Awards:	Number of	Value of	Number of	Value of
Number of	Number of	Number of	Shares or	Shares or	Unearned	Unearned
Securities	Securities	Shares	Units of	Units of	Shares,	Shares,
Underlying	Underlying	Underlying	Stock	Stock	Units or	Units or
Unexercised	Unexercised	Unexercised	Option	Option	That Have	That Have	Other Rights	Other Rights
Options	Options Un-	Unearned	Exercise	Expiration	Not	Not	That Have	That Have
Name	Exercisable	exercisable	Options	Price	Date	Vested	Vested	Not Vested	Not Vested

Mark A. Baker:
Stock option	12,000	(1)	—	—	$28.00	2/17/08
Stock option	4,100	(2)	—	—	$13.9375	3/24/09
Stock option	13,459	(11)	—	—	$10.50	3/21/10
Stock option	23,467	(3)	—	—	$12.90	3/20/11
Stock option	70,000	(4)	—	—	$16.45	3/20/12
Restricted stock	10,000	(13)	$200,700
Performance shares	22,500	(5)	$451,575
Performance shares	30,000	(6)	$602,100
Performance shares	12,000	(7)	$240,840

Michael I. Love:
Stock option	10,000	(1)	—	—	$28.00	2/17/08
Stock option	4,500	(2)	—	—	$13.9375	3/24/09
Stock option	53,333	(3)	—	—	$12.90	3/20/11
Stock option	65,000	(4)	—	—	$16.45	3/20/12
Performance shares	18,000	(5)	$361,260
Performance shares	14,000	(6)	$280,980
Performance shares	6,000	(7)	$120,420

(1)	This stock option vested in full as of February 17, 2003.

(2)	This stock option vested in full as of March 24, 2002.

(3)	This stock option vested in full as of March 20, 2004.

(4)	This stock option vested in full as of March 20, 2005.

(5)	These performance shares will be earned based on the satisfaction of certain performance conditions over a performance period of fiscal years 2005, 2006 and 2007 and, if earned, will vest 33% at the end of fiscal year 2007, 33% at the end of fiscal year 2008 and 34% at the end of fiscal year 2009. After the end of fiscal year 2007, on March 22, 2007, the Compensation Committee confirmed the performance results, and the awards were earned at 150% of target. The number of shares shown reflects the amount actually earned.

(6)	These performance shares will be earned based on the satisfaction of certain performance conditions over a performance period of fiscal years 2006, 2007 and 2008 and, if earned, will vest in three equal annual installments at the end of fiscal years 2008, 2009 and 2010. Because the performance through fiscal year 2007 exceeded the target performance goals for these awards, the number of shares and market values shown are based upon the maximum number of shares under the award (equal to 200% of the target number of shares), in accordance with the regulations of the Securities and Exchange Commission.

(7)	These performance shares will be earned based on the satisfaction of certain performance conditions over a performance period of fiscal years 2007, 2008 and 2009 and, if earned, will vest in full at the end of fiscal year 2009. Because the performance for fiscal year 2007 exceeded the threshold performance goals for these awards, the number of shares and market values shown are based upon the target number of shares under the award, in accordance with the regulations of the Securities and Exchange Commission.

(8)	These restricted stock units vested in full on March 26, 2007, after the end of fiscal year 2007, and were settled in unrestricted shares of Class A Common Stock.

(9)	This restricted stock will vest in full on March 24, 2008.

(10)	This restricted stock will vest in full on October 25, 2009.

(11)	This stock option vested in full on March 21, 2003.

(12)	This stock option vested in full on September 30, 2005.

(13)	This restricted stock will vest in full on July 1, 2007.
Option Award Exercises and Stock Award Vesting
      The following table shows (1) stock options exercised by the named executive officers during fiscal year 2007 and (2) stock awards previously granted to the named executive officers which vested during fiscal year 2007.
Fiscal Year 2007 Option Exercises and Stock Vested

			Stock Awards
	Option Awards

	Number of Shares	Value Realized on	Number of Shares	Value Realized
Name	Acquired on Exercise	Exercise(1)	Acquired on Vesting	on Vesting(2)

James P. Hackett	210,703	$1,806,136	81,500	$1,568,505
David C. Sylvester	13,587	$75,961	4,000	$71,880
James P. Keane	—	—	33,940	$596,456
Frank H. Merlotti, Jr.	75,000	$624,750	20,940	$388,766
Mark A. Baker	—	—	17,425	$328,720
Michael I. Love	20,927	$186,878	13,940	$262,976

(1)	The amount shown in the “Value Realized on Exercise” column is calculated by multiplying (a) the difference between the closing market price of our Class A Common Stock on the day the executive officer exercised the option and the option exercise price by (b) the number of shares exercised. This amount does not reflect any deduction for shares sold to cover applicable tax withholding.

(2)	The amount shown in the “Value Realized on Vesting” column is calculated by multiplying (a) the closing market price of our Class A Common Stock on the date of vesting by (b) the number of shares vested. This value does not reflect any deduction for shares forfeited to cover applicable tax withholding.

Pension Benefits
      The following table shows information regarding each plan that provides for payments or other benefits to the named executive officers at, following or in connection with retirement.
Fiscal Year 2007 Pension Benefits

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service(1)	Benefit(2)	Fiscal Year

James P. Hackett	Steelcase Inc. Executive	16	$1,357,870	—
	Supplemental Retirement Plan
	Deferred Compensation	Not applicable	$265,705	—
	Agreement
David C. Sylvester	Steelcase Inc. Executive	0	—	—
	Supplemental Retirement Plan (3)
James P. Keane	Steelcase Inc. Executive	5	$660,333	—
	Supplemental Retirement Plan
Frank H. Merlotti, Jr.	Steelcase Inc. Executive	4	$1,158,174	—
	Supplemental Retirement Plan
Mark A. Baker	Steelcase Inc. Executive	4	$536,463	—
	Supplemental Retirement Plan
Michael I. Love	Steelcase Inc. Executive	5	$1,030,789	—
	Supplemental Retirement Plan

(1)	The number shown in the “Number of Years Credited Service” column for the Executive Supplemental Retirement Plan represents the number of years the executive officer has participated in the plan as of the end of fiscal year 2007. Eligibility and benefits under this plan are based on age and continuous years of service with our company, as well as a vesting schedule as described in the Compensation Discussion and Analysis under the heading “Retirement Programs and Benefits—Executive Supplemental Retirement Plan.”

(2)	The amount shown in the “Present Value of Accumulated Benefit” column represents the actuarial present value of the executive officer’s accumulated benefits under the applicable plan or agreement as of the end of fiscal year 2007. The amount was calculated using the same assumptions used for financial reporting purposes under generally accepted accounting principles, which are disclosed in Note 9 to the consolidated financial statements included in our annual report on Form 10-K for fiscal year 2007 filed with the SEC on April 20, 2007.

(3)	Mr. Sylvester became a participant in our Executive Supplement Retirement Plan in March 2007, after the end of fiscal year 2007.
      For a description of the material terms of our Executive Supplemental Retirement Plan, see the Compensation Discussion and Analysis under the heading “Retirement Programs and Benefits—Executive Supplemental Retirement Plan.” For a description of the material terms of Mr. Hackett’s deferred compensation agreement, see the Compensation Discussion and Analysis under the heading “Retirement Programs and Benefits—Deferred Compensation Agreement.”

Deferred Compensation
      The following table shows information for fiscal year 2007 regarding each plan under which compensation may be deferred on a basis that is not tax-qualified.
Fiscal Year 2007 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
Name	FY(1)	FY(2)	FY(3)	Distributions	FYE(4)

James P. Hackett	$126,279	$11,000	$30,165	—	$317,136
David C. Sylvester	—	$3,890	$734	—	$11,376
James P. Keane	—	$11,000	$8,602	—	$133,374
Frank H. Merlotti, Jr.	—	$11,000	$2,422	—	$45,459
Mark A. Baker	$8,949	$11,000	$26,089	—	$216,793
Michael I. Love	$81,394	$11,000	$37,945	—	$382,853

(1)	The amounts shown in the “Executive Contributions in Last FY” column are the amounts deferred by the officers under our Deferred Compensation Plan. Of the amounts shown, $46,731 for James P. Hackett, $115 for Mark A. Baker and $30,000 for Michael I. Love are included in the “Salary” column of the Fiscal Year 2007 Summary Compensation Table; the remaining amounts shown represent salary or non-equity incentive compensation earned in fiscal year 2006 that would have been paid to the officer during fiscal year 2007 if it had not been deferred under the Deferred Compensation Plan.

(2)	The amounts shown in the “Registrant Contributions in Last FY” column are the amounts we contributed to the officers’ accounts under our Restoration Retirement Plan for fiscal year 2007; these amounts are also reported in the “All Other Compensation” column of the Fiscal Year 2007 Summary Compensation Table.

(3)	The amounts shown in the “Aggregate Earnings in Last FY” column are the earnings in the officers’ accounts under both our Deferred Compensation Plan and our Restoration Retirement Plan. These amounts are not reported in the Fiscal Year 2007 Summary Compensation Table because the earnings are not preferential.

(4)	The amounts shown in the “Aggregate Balance at Last FYE” column are the combined balance of the applicable executive officer’s accounts under our Deferred Compensation Plan and our Restoration Retirement Plan. As of the end of the end of fiscal year 2007, Mr. Merlotti was 75% vested in our Restoration Retirement Plan, and each of the other named executive officers was 100% vested. Of the amounts shown, $183,628 for James P. Hackett, $72,189 for James P. Keane, $30,750 for Frank H. Merlotti, Jr., $53,927 for Mark A. Baker and $150,466 for Michael I. Love were reported as compensation in Summary Compensation Tables in our proxy statements for previous fiscal years.
      For a description of the material terms of our Deferred Compensation Plan and our Restoration Retirement Plan, see the Compensation Discussion and Analysis under the headings “Retirement Programs and Benefits—Deferred Compensation Plan” and “Retirement Programs and Benefits—Retirement and Restoration Retirement Plans.”
Termination or Change in Control Payments
      The following table shows the payments that would have been made to the named executive officers if a termination of employment or change in control had happened on February 23, 2007, the last day of our fiscal year 2007. We have included in the table the payments that would have been made if our Executive Severance Plan and certain amendments to our Restoration Retirement Plan and Management Incentive Plan had been in effect as of February 23, 2007, even though the plan and amendments were not effective until March 1, 2007.
      The various circumstances under which payments would have been made are categorized as follows:

•	Retirement – meaning the officer voluntarily terminated his or her employment and qualified for retirement under the applicable plans, which generally occurs when the sum of (a) the officer’s age plus (b) the officer’s years of continuous service with our company equals 80 or more. Michael I. Love is the only named executive officer who was qualified for retirement as of the end of fiscal year 2007.

•	Death or disability – meaning the officer died or the officer’s employment terminated due to a “disability,” as defined in the applicable plans.

•	Involuntary termination – meaning we terminated the officer’s employment without “cause,” as defined in the applicable plans.

•	Change in control – meaning a “change in control” of our company (as defined in the applicable plans) had taken place, regardless of whether or not the officer’s employment terminated.

•	Termination after change in control – meaning the officer’s employment terminated within two years following a change in control either (a) by us (or our successor) without cause or (b) by the officer for “good reason,” as defined in the applicable plans. The amounts reflected in the table below for a termination following change in control would be reduced by those amounts which had been paid to the officer upon the change in control which preceded his termination.
Potential Payments Upon Termination or Change in Control

	Severance	MIP	MIP	Stock		Other	Excise Tax
Name and	Payment	Awards	Balance	Awards	SERP	Benefits	Gross Up	Total
Circumstance	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

James P. Hackett:
Retirement	—	—	—	—	—	—	—	—
Death or disability	—	$2,460,661	$1,132,284	$3,020,535	—	—	—	$6,613,480
Involuntary termination	$2,844,923	$582,462	$1,132,284	—	—	$35,891	—	$4,595,560
Change in control	—	$1,518,926	$1,132,284	$3,020,535	—	—	—	$5,671,745
Termination after change in control	$4,267,385	$1,539,363	$1,132,284	$3,020,535	$2,128,017	$35,891	$4,102,446	$16,225,921
David C. Sylvester:
Retirement	—	—	—	—	—	—	—	—
Death or disability	—	$390,309	$130,461	$200,700	—	—	—	$721,470
Involuntary termination	$370,431	$95,431	$125,822	—	—	$42,678	—	$634,362
Change in control	—	$240,932	$125,822	$200,700	—	—	—	$567,454
Termination after change in control	$740,863	$243,629	$125,822	$200,700	$237,911	$42,678	$500,796	$2,092,400
James P. Keane:
Retirement	—	—	—	—	—	—	—	—
Death or disability	—	$1,187,427	$519,602	$523,024	—	—	—	$2,230,053
Involuntary termination	$762,600	$292,600	$519,602	—	—	$35,648	—	$1,610,450
Change in control	—	$732,980	$519,602	$523,024	—	—	—	$1,775,606
Termination after change in control	$1,525,200	$742,754	$519,602	$523,024	$505,631	$35,648	$1,294,816	$5,146,675

	Severance	MIP	MIP	Stock		Other	Excise Tax
Name and	Payment	Awards	Balance	Awards	SERP	Benefits	Gross Up	Total
Circumstance	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Frank H. Merlotti, Jr.:
Retirement	—	—	—	—	—	—	—	—
Death or disability	—	$1,220,680	$558,331	$589,924	—	—	—	$2,368,935
Involuntary termination	$765,897	$300,897	$558,331	—	—	$42,678	—	$1,667,803
Change in control	—	$753,506	$558,331	$589,924	—	$11,365	—	$1,913,126
Termination after change in control	$1,531,795	$763,817	$558,331	$589,924	$952,207	$54,042	$1,521,233	$5,971,349
Mark A. Baker:
Retirement	—	—	—	—	—	—	—	—
Death or disability	—	$908,398	$377,594	$784,235	—	—	—	$2,070,227
Involuntary termination	$625,066	$225,066	$377,594	—	—	$35,648	—	$1,263,374
Change in control	—	$560,740	$377,594	$784,235	—	—	—	$1,722,569
Termination after change in control	$1,250,132	$567,857	$377,594	$784,235	$419,201	$35,648	$1,135,550	$4,570,217
Michael I. Love:
Retirement	—	$756,331	$365,474	$502,954	—	—	—	$1,624,759
Death or disability	—	$756,331	$365,474	$375,844	—	—	—	$1,497,649
Involuntary termination	$509,011	$756,331	$365,474	$502,954	—	$35,891	—	$2,169,661
Change in control	—	$466,871	$365,474	$375,844	—	—	—	$1,208,189
Termination after change in control	$1,018,022	$473,231	$365,474	$375,844	$516,925	$35,891	$677,002	$3,462,389

(1)	The amounts shown in the “Severance Payment” column reflect the severance payments that would be made pursuant to our Executive Severance Plan, which is determined as follows:

•	for our CEO: in the event of an involuntary termination, two times the sum of (a) his base salary on the date of termination plus (b) his target short-term award under the MIP for the year; and in the event of a termination following a change in control, three times the sum of (a) and (b); and

•	for each of the other named executive officers: in the event of an involuntary termination, one times the sum of (a) his base salary on the date of termination plus (b) his target short-term award under the MIP for the year; and in the event of a termination following a change in control, two times the sum of (a) and (b).

(2)	The amounts shown in the “MIP Awards” column are the amounts that would be paid with regard to the officers’ MIP awards for the year under the MIP or the Executive Severance Plan, determined as follows:

•	in the event of retirement, death or disability, the officer would receive his short-term and long-term MIP awards for the year, prorated for the portion of the MIP plan year that he was an employee and using the actual EVA performance level for the year,

•	in the event of an involuntary termination, the officer would receive his short-term MIP award for the year, prorated at target levels for the portion of the fiscal year that he was an employee,

•	in the event of a change in control, the officer would receive his short-term and long-term MIP awards for the year, prorated at target levels for the portion of the MIP plan year prior to the change in control, and

•	in the event of a termination after change in control, the officer would receive his short-term and long-term MIP awards for the year, prorated at target levels for the portion of the fiscal year that he was an employee.

(3)	The amounts shown in the “MIP Balance” column are the balances of the officers’ accounts under the MIP which would be paid, after appropriate crediting or debiting for the Company’s return on equity for the applicable portion of the year, pursuant to the Executive Severance Plan. These balances represent long-term MIP awards made in prior fiscal years which had not yet been paid to the officers. For David C. Sylvester, the amount shown in the “Death or disability” line also includes the balance of his account under our International Management Incentive Plan, which operates similarly to the MIP.

(4)	The amounts shown in the “Stock Awards” column are the value of any unvested restricted stock and restricted stock unit awards and unearned and/or unvested performance share awards that would vest under certain circumstances pursuant to the Incentive Compensation Plan. The values reflected represent the number of shares that would vest multiplied by the market price of our stock on February 23, 2007. The amounts shown also include the value of any stock awards that would continue to be earned and vest following retirement as if the officer’s employment had continued; such awards are not accelerated in the event of retirement.

(5)	The amounts shown in the “SERP” column are the payments that would be made to the officers pursuant to our Executive Severance Plan with regard to our Executive Supplemental Retirement Plan in the event of a termination after change in control. David C. Sylvester was not a participant in our Executive Supplemental Retirement Plan until March 22, 2007, which was after the end of our fiscal year 2007, but the amount shown in this column for Mr. Sylvester was calculated as if he were a participant in the plan as of the end of the fiscal year.

(6)	The amounts shown in the “Other Benefits” column are the sum of:

•	the estimated value of outplacement services that would be provided to the officer for up to 18 months following termination pursuant to the Executive Severance Plan,

•	a lump sum payment that would be made under the Executive Severance Plan equal to the premiums that the officer would need to pay to continue health plan coverage for himself and his beneficiaries under our benefit plans for a period of 18 months and

•	in the case of Mr. Merlotti only, the incremental value of the acceleration of vesting of his account under the Restoration Retirement Plan in the event of a change in control or termination after change in control. Mr. Merlotti was 75% vested under that plan as of March 1, 2007, and all of the other named executive officers were 100% vested.

(7)	The amounts shown in the “Excise Tax Gross Up” column are the amounts that would be paid under the Executive Severance Plan to cover any excise taxes due by the officers for the payments and benefits received in connection with a termination or change in control.

(8)	The amount shown in the “Total” column is the sum of the amounts in columns (1) through (7). In addition to the amounts shown in those columns, the named executive officers would receive:

•	the vested balance of their account under the Steelcase Inc. Retirement Plan, which is available generally to all employees and does not discriminate in favor of the executive officers;

•	the vested balance of their account under the Restoration Retirement Plan, as shown in the Fiscal Year 2007 Nonqualified Deferred Compensation table; provided, however, that in the case of an involuntary termination, the officer will forfeit the full balance of such account. See note 6 above regarding acceleration of Mr. Merlotti’s account balance under certain circumstances;

•	the balance of their account under the Deferred Compensation Plan, as shown in the Fiscal Year 2007 Nonqualified Deferred Compensation table; provided, however, that in the case of an involuntary termination involving gross misconduct, the officer will forfeit the earnings in their account;

•	their vested benefits under the Executive Supplemental Retirement Plan, as described in the Compensation Discussion and Analysis under the heading “Retirement Programs and Benefits—Executive Supplemental Retirement Plan;”

•	in the event of normal retirement only, the right to receive medical and dental benefits on a private pay basis, which is available generally to all employees of Steelcase Inc. hired before July 22, 2002 and

•	other welfare benefits, such as a family death benefit in the event of death of the employee, which are available generally to all employees of Steelcase Inc.
      The Potential Payments Upon Termination or Change in Control table does not include any payments that would be made to James P. Hackett pursuant to his individual deferred compensation agreement with us, as payments under the agreement are not triggered by termination of Mr. Hackett’s employment or a change in control. See the Compensation Discussion and Analysis under the heading “Retirement Programs and Benefits—Deferred Compensation Agreement” for a discussion of this agreement.
      Generally the amounts reflected in the Potential Payments Upon Termination or Change in Control table would be paid to the applicable officer in a lump sum following termination of employment or change in control, pursuant to the terms of the applicable plans; provided, however, that portions of such amounts would be paid six months after the applicable triggering date and two years after the applicable triggering date. In addition, certain of the amounts reflected in the table are subject to forfeiture in the event the officer competes with us or in the event of certain restatements of our financial statements. See the Compensation Discussion and Analysis under the heading “Other Programs and Practices—Non-compete and Other Forfeiture Provisions” for a discussion of these conditions.
DIRECTOR COMPENSATION
      The compensation for members of our Board of Directors is reviewed by the Nominating and Corporate Governance Committee, which submits any recommended changes to director compensation to the full Board for approval. James P. Hackett, as an employee, does not receive any additional compensation for his service as a director or committee member.
Standard Arrangements
      As of the end of fiscal year 2007, our standard compensation arrangements for our outside directors were as follows:

Type of Compensation	Director	Board Chair
Board Annual Retainer	$80,000	$150,000
Committee Chair Annual Retainers:
Audit Committee	$10,000	—
Compensation Committee	$7,500	—
Nominating and Corporate Governance Committee	$5,000	—
      Board annual retainers and committee chair annual retainers are paid 50% in cash and the remaining 50% in either:

•	a deemed investment in Class A Common Stock under our Non-Employee Director Deferred Compensation Plan or

•	Class A Common Stock issued under our Incentive Compensation Plan.
      All shares granted to our directors as part of their non-cash director compensation are granted in the form of our Class A Common Stock, pursuant to our Incentive Compensation Plan. The number of shares awarded is calculated using the fair market price of the Class A Common Stock as of the opening of the NYSE on the date on which the shares are issued.
      Each outside director (including committee chairs but excluding the Board Chair) also receives $1,500 per committee meeting attended, paid in cash.
Non-Employee Director Deferred Compensation Plan
      Each of our outside directors is eligible to participate in our Non-Employee Director Deferred Compensation Plan. Under this plan, directors may defer all or part of their retainer and/or committee fees until they no longer serve on our Board. A participating director may elect to have the deferred amount deemed invested in Class A Common Stock or several other investment funds.
Director Compensation
      The table below shows the compensation earned by each of our directors in fiscal year 2007.
Fiscal Year 2007 Director Compensation Table

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation
Name	(1)	(2)	(3)	Total
William P. Crawford	$73,750	—	$4,500	$78,250
James P. Hackett (4)	—	—	—	—
Earl D. Holton	$90,625	—	—	$90,625
Michael J. Jandernoa	$102,000	—	—	$102,000
David W. Joos	$85,250	—	—	$85,250
Elizabeth Valk Long	$82,250	—	—	$82,250
Robert C. Pew III	$135,000	—	—	$135,000
Cathy D. Ross	$73,750	—	—	$73,750
Peter M. Wege	$86,250	—	$3,000	$89,250
P. Craig Welch, Jr.	$83,250	—	—	$83,250
Kate Pew Wolters	$88,375	—	—	$88,375

(1)	The amounts shown in the “Fees Earned or Paid in Cash” column include amounts which some of our directors elected to (a) defer under our Non-Employee Director Deferred Compensation Plan or (b) receive in shares of our Class A Common Stock. The following directors elected to receive shares of Class A Common Stock during fiscal year 2007:

Shares
Director	Received
Earl D. Holton	1,010
Michael J. Jandernoa	1,010
Robert C. Pew III	3,778
Peter M. Wege II	921
Kate Pew Wolters	2,045

(2)	No options were awarded to directors in fiscal year 2007. The aggregate number of options held by each of our directors as of the end of fiscal year 2007 is as follows:

Options
Held
as of FY
Director	End

William P. Crawford	13,618
James P. Hackett	1,032,957
Earl D. Holton	80,707
Michael J. Jandernoa	—
David W. Joos	8,000
Elizabeth Valk Long	13,618
Robert C. Pew III	25,835
Cathy D. Ross	—
Peter M. Wege II	25,835
P. Craig Welch, Jr.	25,835
Kate Pew Wolters	8,000

All of the options shown above are fully vested. The options held by Mr. Hackett were earned for his service as our President and CEO, not as a director.

(3)	The amounts shown in the “All Other Compensation” column are amounts received by Mr. Crawford and Mr. Wege for attending meetings as members of the Board of Managers of one of our joint ventures.

(4)	Mr. Hackett, as an employee, does not receive any additional compensation for his service as a director or committee member.
Director Stock Ownership Guidelines
      Our Board expects that any shares issued to outside directors under our Incentive Compensation Plan will be held by the directors while they serve on the Board.
Other Benefits
      All directors (including committee chairs and the Board chair) are reimbursed for reasonable out-of-pocket expenses incurred to attend Board and committee meetings.
      During fiscal year 2007, each of our outside directors who is not a retiree of our Company was eligible to receive medical and dental care coverage under our Benefit Plan for Outside Directors, which provides coverage comparable to the Steelcase Inc. Benefit Plan generally available to all employees of Steelcase Inc. The cost of participating in this plan is reported as taxable income for the director. The table below shows, for each outside director who participated in the plan during fiscal year 2007, the amount of taxable income relating to such participation.

Fiscal Year
2007 Taxable
Participating Directors	Income

Michael J. Jandernoa	$12,413
Robert C. Pew III	$14,822
Peter M. Wege II	$9,331
P. Craig Welch, Jr.	$10,228
Kate Pew Wolters	$4,946

Other Payments Received by Certain Directors
      William P. Crawford and Robert C. Pew III currently receive or are entitled to receive payments under supplemental retirement and/or deferred compensation arrangements that were in effect when their active employment with us ended. Mr. Crawford also participates in our retiree medical and life insurance benefit plans on the same terms as other U.S. retirees. Their rights to receive those payments and benefits are not conditioned on continued service on our Board.
EQUITY COMPENSATION PLAN INFORMATION
      The following table shows information as of February 23, 2007 with regard to compensation plans under which our equity securities have been authorized for issuance.

Number of
securities
remaining
available for
	Number of	Weighted-	future issuance
	securities to be	average	under equity
	issued upon	exercise price of	compensation
	exercise of	outstanding	plans (excluding
	outstanding	options,	securities
	options, warrants	warrants and	reflected in
Plan Category	and rights (a)	rights (b)	column (a)) (c)
Equity compensation plans approved by security holders	5,648,114	$17.28	9,852,319
Equity compensation plans not approved by security holders	—	N/A	—

Total	5,648,114	$17.28	9,852,319

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      The tables on the following pages show the amount of Class A Common Stock and Class B Common Stock beneficially owned by certain persons. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days (for example, by exercising options). Except as stated in the notes following the tables, each person has the sole power to vote and dispose of the shares shown in the tables as beneficially owned.
      Each share of Class B Common Stock can be converted into one share of Class A Common Stock at the option of the holder. Ownership of Class B Common Stock is, therefore, deemed to be beneficial ownership of Class A Common Stock under the SEC’s rules and regulations. The number of shares of Class A Common Stock and percentages shown for Class A Common Stock in the following tables, however, do not account for this conversion right in order to reduce substantial duplications in the number of shares and percentages that would be shown in the table.
Directors and Executive Officers
      This table shows the amount of common stock beneficially owned as of April 25, 2007 by (a) each of our directors, (b) each of our executive officers named in the Fiscal Year 2007 Summary Compensation Table, and (c) all of our directors and executive officers as a group. The address of each director and executive officer is 901 44th Street SE, Grand Rapids, MI 49508.

	Class A Common Stock (1)			Class B Common Stock
	Shares			Shares
	Beneficially	Stock	Percent	Beneficially	Percent
Name	Owned	Options (2)	of Class	Owned	of Class

Mark A. Baker	37,150	123,026	*	—	—
William P. Crawford (3)	14,902	13,618	*	10,525,618	16.8
James P. Hackett (4)	201,465	667,290	1.0	81,900	*
Earl D. Holton	10,375	80,707	*	—	—
Michael J. Jandernoa	12,173	—	*	—	—
David W. Joos	1,400	8,000	*	—	—
James P. Keane	35,484	240,372	*	—	—
Elizabeth Valk Long (5)	1,400	13,618	*	—	—
Michael I. Love (6)	22,179	107,833	*	—	—
Frank H. Merlotti, Jr. (7)	54,525	125,000	*	—	—
Robert C. Pew III (8)	113,856	25,835	*	3,733,969	5.9
Cathy D. Ross	—	—	—	—	—
David C. Sylvester	17,947	32,500	*	—	—
Peter M. Wege II (9)	143,836	25,835	*	92,057	*
P. Craig Welch, Jr. (10)	20,920	25,835	*	4,801,017	7.6
Kate Pew Wolters (11)	7,597	8,000	*	4,475,884	7.1
Directors and executive officers as a group (20 persons) (12)	755,025	1,870,985	3.1	23,710,445	37.8

*	Less than 1%

(1)	If the number of shares each director or executive officer could acquire upon conversion of his or her Class B Common Stock were included as shares of Class A Common Stock beneficially owned, the following directors and executive officers would be deemed to beneficially own the number of shares of Class A Common Stock (including stock options) and the percentage of the total shares of Class A Common Stock listed opposite their names below:

	Number of	Percent of
Name	Shares	Class A
William P. Crawford	10,554,138	11.3
James P. Hackett	950,655	1.1
Robert C. Pew III	3,873,660	4.5
Peter M. Wege II	261,728	*
P. Craig Welch, Jr.	4,847,772	5.5
Kate Pew Wolters	4,491,481	5.1
Directors and executive officers as a group (20 persons)	26,336,455	24.2

*	Less than 1%

(2)	This column shows the number of shares of Class A Common Stock that can be acquired as a result of the exercise of stock options within 60 days of April 25, 2007.

(3)	Includes (a) 7,246 shares of Class A Common Stock and 973,003 shares of Class B Common Stock of which Mr. Crawford shares the power to vote and dispose and (b) 5,690,909 shares of Class B Common Stock held by CRASTECOM B Limited Partnership, of which Mr. Crawford is the managing partner.

(4)	Includes 10,920 shares of Class A Common Stock and 81,900 shares of Class B Common Stock of which Mr. Hackett shares the power to vote and dispose.

(5)	Includes 1,400 shares of Class A Common Stock of which Ms. Long shares the power to vote and dispose.

(6)	Includes 9,669 shares of Class A Common Stock of which Mr. Love shares the power to vote and dispose.

(7)	Includes 6,344 shares of Class A Common Stock of which Mr. Merlotti, Jr. shares the power to vote and dispose.

(8)	Includes (a) 2,000 shares of Class A Common Stock and 193,685 shares of Class B Common Stock of which Mr. Pew III shares the power to vote and dispose and (b) 2,731,428 shares of Class B Common Stock of which Mr. Pew III shares the power to dispose but has the sole power to vote.

(9)	Includes 142,255 shares of Class A Common Stock of which Mr. Wege II shares the power to vote and dispose.

(10)	Includes (a) 3,637,285 shares of Class B Common Stock of which Mr. Welch, Jr. shares the power to dispose and (b) an additional 429,332 shares of which Mr. Welch, Jr. shares the power to vote and dispose.

(11)	Includes 2,931,428 shares of Class B Common Stock of which Ms. Wolters shares the power to dispose but has the sole power to vote.

(12)	Includes all ten of our executive officers, only six of whom are named in the table. The numbers shown include: (a) the shares described in notes (3) through (11) above and (b) 2,944 shares of Class A Common Stock of which our executive officers share the power to vote and dispose.

Beneficial Owners of More than Five Percent of Our Common Stock
      This table shows the amount of common stock beneficially owned by each other person known by us to beneficially own more than 5% of our Class A Common Stock or our Class B Common Stock. The information set forth in this table is based on the most recent Schedule 13D or 13G filing made by such persons with the SEC, except where we know of any changes in beneficial ownership holdings after the date of such filings. The percentages listed in the Percent of Class column for Class B Common Stock add up to more than 100% because (1) as described in the notes to the table, some of the persons listed in the table share the power to vote and dispose of shares of Class B Common Stock with one or more of the other persons listed in the table, and (2) for many persons listed in the table, the number of Shares Beneficially Owned is based on filings by such persons with the SEC as of December 31, 2006 or earlier but the Percent of Class is calculated based on the total number of shares of Class B Common Stock outstanding on April 25, 2007.

	Class A		Class B
	Common Stock (1)		Common Stock
	Shares		Shares
	Beneficially	Percent	Beneficially	Percent
Name	Owned	of Class	Owned	of Class

Fifth Third Bancorp, Fifth Third Bank — an Ohio banking corporation and Fifth Third Bank — a Michigan banking corporation(2)	12,139,088	14.6	44,727,022	71.2
Ariel Capital Management, LLC(3)	14,562,180	17.5	—	—
Robert C. Pew II(4)	65,730	*	11,287,373	18.0
Mary I. Pew(5)	25,730	*	11,287,373	18.0
Peter M. Wege(6)	7,970,640	9.6	3,288,789	5.2
W. Michael Van Haren(7)	2,882,478	3.5	4,451,808	7.1
CRASTECOM B Limited Partnership(8)	—	—	5,690,909	9.1
James F. Hunting(9)	1,358,491	1.6	4,066,672	6.5
Allen I. Hunting, Jr.(10)	1,396,334	1.7	3,660,354	5.8
James C. Welch(11)	515,050	*	4,541,588	7.2
Bonnico Limited Partnership(12)	—	—	4,857,342	7.7
Anne Hunting(13)	117,486	*	4,476,971	7.1

*	Less than 1%

(1)	If the number of shares each shareholder could acquire upon conversion of its, his or her Class B Common Stock were included as shares of Class A Common Stock beneficially owned, the following holders of Class B Common Stock would be deemed to beneficially own the number of shares of Class A Common Stock (including stock options) and the percentage of the total shares of Class A Common Stock listed opposite their names below:

	Number of	Percent of
Name	Shares	Class A

Fifth Third Bancorp, Fifth Third Bank-an Ohio banking corporation and Fifth Third Bank-a Michigan banking corporation	56,866,110	44.5
Robert C. Pew II	11,353,103	12.0
Mary I. Pew	11,313,103	12.0
Peter M. Wege	11,259,429	13.0
W. Michael Van Haren	7,334,286	8.4
CRASTECOM B Limited Partnership	5,690,909	6.4
James F. Hunting	5,425,163	6.2
Allen I. Hunting, Jr.	5,056,688	5.8
James C. Welch	5,056,638	5.8
Bonnico Limited Partnership	4,857,342	5.5
Anne Hunting	4,594,457	5.3
ABJ Investments Limited Partnership	4,358,491	5.1
Olive Shores, Inc.	4,358,491	5.1

(2)	The address of Fifth Third Bancorp and Fifth Third Bank—an Ohio banking corporation are Fifth Third Center, Cincinnati, OH 45263 and the address of Fifth Third Bank—a Michigan banking corporation is 111 Lyon Street NW, Grand Rapids, MI 49503. We refer to Fifth Third Bancorp, Fifth Third Bank—an Ohio banking corporation and Fifth Third Bank—a Michigan banking corporation collectively as “Fifth Third” in this note. Includes (a) 6,581,243 shares of Class A Common Stock and 17,113,855 shares of Class B Common Stock which Fifth Third shares with others the power to vote and (b) 8,460,872 shares of Class A Common Stock and 30,548,462 shares of Class B Common Stock of which Fifth Third shares with others the power to dispose. We believe there is substantial duplication between the shares which Fifth Third beneficially owns and the shares which are beneficially owned by the other persons listed in this table and the previous table, because, among other reasons, Fifth Third serves as a co-trustee of a number of trusts of which our directors and executive officers and other beneficial owners of more than 5% of our common stock serve as co-trustees.

(3)	The address of Ariel Capital Management, LLC (“Ariel”) is 200 East Randolph Drive, Suite 2900, Chicago, IL 60601. Includes (a) 11,461,580 shares of Class A Common Stock which Ariel has the sole power to vote and (b) 14,560,470 shares of Class A Common Stock of which Ariel has the sole power to dispose.

(4)	The address of Mr. Pew II is Steelcase Inc., 901 44th Street SE, Grand Rapids, MI 49508. Includes 7,895 shares of Class A Common Stock and 3,466,674 shares of Class B Common Stock of which Mr. Pew II has the sole power to vote but does not have the power to dispose. Of the shares reported as beneficially owned by Mr. Pew II, 25,730 shares of Class A Common Stock and 11,287,373 shares of Class B Common Stock are deemed to be beneficially owned by Mr. Pew II’s wife; see note 5 below.

(5)	The address of Mrs. Pew is Steelcase Inc., 901 44th Street SE, Grand Rapids, MI 49508. Includes 7,895 shares of Class A Common Stock and 3,466,674 shares of Class B Common Stock of which Mrs. Pew shares the power to dispose but does not have the power to vote. All of the shares reported as beneficially owned by Mrs. Pew are deemed to be beneficially owned by Mrs. Pew’s husband; see note 4 above.

(6)	The address of Mr. Wege is P.O. Box 6388, Grand Rapids, MI 49516-6388. Includes 5,173,530 shares of Class A Common Stock and 3,288,789 shares of Class B Common Stock held by various trusts, of which shares Mr. Wege has no ability to vote or direct the disposition but can prevent the disposition of the shares by the trustees; Mr. Wege disclaims beneficial ownership of these shares.

(7)	The address of Mr. Van Haren is 900 Fifth Third Center, 111 Lyon Street N.W., Grand Rapids, MI 49503. Includes 7,333,936 shares of which Mr. Van Haren shares the power to vote and dispose.

(8)	The address of CRASTECOM B Limited Partnership is 7091 Conservation Road, Ada, MI 49301. William P. Crawford is the managing partner of this partnership, and the shares held by this partnership are included in his beneficial ownership in the previous table.

(9)	The address of Mr. Hunting is 44125 Highway East 82, Aspen, CO 81611. Includes 4,712,850 shares that Mr. Hunting shares the power to vote and dispose.

(10)	The address of Mr. Hunting, Jr. is 2820 Pioneer Club Road, Grand Rapids, MI 49506. Includes 4,390,474 shares of which Mr. Hunting, Jr. shares the power to vote and dispose.

(11)	The address of Mr. Welch is 2740 Darby, S.E., Grand Rapids, MI 49506. Includes 883,728 shares of which Mr. Welch shares the power to vote and 4,062,941 shares of which Mr. Welch shares the power to dispose.

(12)	The address of Bonnico Limited Partnership is c/o Fifth Third Bank, 111 Lyon Street, N.W., Grand Rapids, MI 49503.

(13)	The address of Ms. Hunting is 1421 Lake Road, Lake Forest, IL 60045. Includes 4,476,971 shares of which Ms. Hunting shares the power to vote and dispose.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and those who beneficially own more than 10% of our Class A Common Stock to file reports of initial ownership and changes in their beneficial ownership of shares of Class A Common Stock with the SEC. Based on our review of the reports filed with the SEC, or written representations that no reports were required, we believe that during fiscal year 2007, all Section 16(a) reports were filed on a timely basis, except that (1) one Form 3 amendment, reporting 110 shares inadvertently omitted from the original Form 3 filing, one Form 4, reporting three transactions, and one Form 5, reporting two transactions, were filed late by Frank H. Merlotti, Jr., and (2) one Form 4, reporting one transaction, was filed late by James P. Hackett.

PROPOSAL 2—APPROVAL OF THE
STEELCASE INC. MANAGEMENT INCENTIVE PLAN
      The Steelcase Inc. Management Incentive Plan, or MIP, was first adopted by our Board of Directors on June 27, 1994. The Compensation Committee most recently amended and restated the MIP as of February 24, 2007. The amended and restated MIP applies to any award established on or after February 24, 2007. As amended and restated, the MIP is intended to enable us to grant awards that satisfy the requirements of a performance-based compensation program under Section 162(m) of the Internal Revenue Code. However, our ability to grant performance-based compensation under Section 162(m) under the MIP is subject to your approval of this Proposal 2.
      Our Board of Directors believes that the maintenance of the MIP is necessary to meet our objectives of attracting, retaining and compensating key employees.
Background

Section 162(m)
      Section 162(m) generally limits the deductibility for tax purposes of compensation in excess of $1 million per year paid by a publicly traded company to certain executive officers who are deemed to be “covered employees” under the Internal Revenue Code. Compensation that qualifies under Section 162(m) as “performance-based” compensation is, however, exempt from the $1 million deductibility limitation. The deductibility of payments made under the MIP resulting in total covered compensation in excess of $1 million for our covered employees following the Meeting will depend on whether the payment is performance-based within the meaning of Section 162(m).
      As amended and restated, the MIP is intended to enable us to grant awards that satisfy the requirements of a performance-based compensation program under Section 162(m), including the requirement that the compensation must be paid solely on account of the attainment of pre-established, objective performance goals. However, in order for compensation granted pursuant to the MIP to qualify for the performance-based exemption from the applicability of Section 162(m), the material terms under which the compensation is to be paid must be disclosed to and approved by shareholders in a separate vote prior to payment. Accordingly, we are asking you to approve the MIP as amended and restated.
Plan Description
      The following is a summary of the material provisions of the MIP. The summary is qualified in its entirety by the specific language of the MIP, which is attached as Exhibit A. Also see the discussion of the MIP in Compensation Discussion and Analysis, under the heading “Elements of Executive Compensation for Fiscal Year 2007—Management Incentive Plan Awards.”

Purposes
      The MIP is an annual and long-term incentive compensation program. Its purpose is to encourage initiative, resourcefulness, teamwork and efficiency among employees of Steelcase and our consolidated subsidiaries, unconsolidated or consolidated partnerships and joint ventures.

Administration
      The MIP is administered by the Compensation Committee, which has full discretionary authority in the operation and administration of the MIP. The Compensation Committee may delegate its authority from time to time to management or another approved committee, but any actions taken by management or the other committee under any such delegation are subject to review and change by the Compensation Committee.

Eligibility
      Subject to the limitation described in the following sentence, our CEO and the Compensation Committee have the authority to designate employees who will be participants in the MIP from time to time. Participation in the MIP by employees who directly report to our CEO or employees who are covered employees under Section 162(m) must be approved by the Compensation Committee. As of April 30, 2007, there were approximately 320 participants in the MIP.

Determination of Awards
      The MIP provides participants with cash or other forms of payments (as described below) based upon the achievement of specified financial performance targets, as measured by economic value added, or EVA. EVA is a profit measurement that reflects all the costs of operating our Company as a business, including the cost of capital. Incentive compensation under the MIP for any fiscal year has an annual component, which rewards managers based on our financial performance for the current year, and a long-term component, which rewards managers for making decisions that affect the long-term success and strength of our company.
      Established performance targets include a threshold level of performance below which no award payment will be made, levels of performance at which specified percentages of the target award will be paid, and the level of performance at which the maximum award levels will be paid.
      With respect to all awards intended for any fiscal year to qualify for the performance-based exception to Section 162(m), the Compensation Committee must make all of the relevant performance target determinations when the achievement of the performance target is substantially uncertain and within 90 days of the beginning of the fiscal year.

Certification of Awards
      Before any awards intended to qualify for the performance-based exception to Section 162(m) can be paid to participants, the Compensation Committee must certify, in writing, the extent to which the established performance targets have been attained.

Payment of Awards
      Annual awards for any fiscal year are payable in cash promptly after the end of the fiscal year.
      Long-term awards for any fiscal year generally are credited in substantially equal amounts to a record-keeping account established for each participant. The long-term award is then paid out in cash annually over a three-year period starting after the end of the fiscal year following the year in which the long-term amount was earned. Pending payment, the long-term MIP accounts are adjusted based on the change in our shareholders’ equity (positive or negative) as determined each fiscal year before the payment of dividends and as adjusted for stock issuances and repurchases. The Compensation Committee in its discretion may decide to make payment of some or all of the long-term awards for any fiscal year in the form of property, including options to purchase our Class A Common Stock or restricted shares of our Class A Common Stock.

Maximum Award Amounts
      The maximum amount that can be earned by any employee as annual incentive compensation with respect to any fiscal year is $3 million. The maximum amount of long-term incentive compensation (including the value of any compensation paid in the form of options or other non-cash property) that can be earned in any fiscal year by any employee (regardless of when the compensation is actually paid) is $4 million. The value of any compensation paid in property other than cash is determined by the Compensation Committee. In addition, no awards can be earned in a particular fiscal year to the extent that the awards would result in our company recording a net loss for that fiscal year.

Termination of Employment
      An employee whose employment with us terminates due to death, total disability, or retirement is to be paid prorated annual and long-term awards under the MIP, based upon the employee’s time of active employment during the fiscal year. The prorated awards are paid and computed in the same manner as MIP awards are otherwise payable to employees who are Company employees at the end of the year. Unless otherwise determined by the Compensation Committee, the balance in the employee’s long-term MIP account is paid to the employee or the employee’s beneficiary as the long-term incentive compensation payments are made under the MIP each year until the account is fully paid.
      Upon termination of employment for any other reason than death, total disability, or retirement, an employee is not entitled to payment of any incentive compensation for the fiscal year and the balance in the employee’s long-term incentive compensation account is forfeited, unless otherwise determined by the Compensation Committee or as provided in our Executive Severance Plan. Except as otherwise provided by the Compensation Committee, an employee is not entitled to payment of any incentive compensation if the employee directly or indirectly engages in competition with Steelcase (or any of our subdivisions, subsidiaries, or affiliates) at any time during or within three years following employment with us.

Change in Control
      Upon a change in control of our Company (as defined in the MIP), each participant will receive:

•	a prorated portion of his or her annual and long-term incentive compensation under the MIP for the current fiscal year at target and

•	lump sum payment of the balance of his or her long-term incentive compensation account under the MIP, as adjusted for the change in our shareholders’ equity (positive or negative) for the plan year to date, before the payment of dividends and as adjusted for stock issuances and repurchases.

Clawback Provision
      Awards made under the MIP to any participant who also participates in our Executive Severance Plan may be subject to forfeiture in the event of any material restatement of our financial results. In the event of a material restatement, the Compensation Committee may review the circumstances surrounding the restatement and determine whether and which participants will forfeit the right to any future payments under the MIP or be required to repay prior payments under the MIP determined by the Committee to have been inappropriately received by the participant. In the event of a material restatement due to fraud, any participant who the Compensation Committee determines participated in or is responsible for the fraud will forfeit the right to future payments under the MIP and be required to repay any amounts paid under the MIP in excess of those amounts that would have been paid based on the restated financial results.

Amendment and Termination
      The MIP can be amended or terminated by the Compensation Committee or our Board of Directors so long as the amendment or termination does not reduce or eliminate amounts already credited to the long-term incentive compensation accounts of participants as of the end of the fiscal year preceding the later of the date on which the amendment or termination became effective or was adopted.

MIP Benefits
      The following table provides information about awards under the MIP for fiscal year 2008 for each of our named executive officers, our executive officers as a group and our non-executive officer employees as a group. Our directors do not participate in the MIP. As described above, awards under the MIP are granted based on a percentage of the participant’s salary and will be determined based upon the amount of EVA achieved in fiscal year 2008. As a result, the amounts that may be earned by participants under the MIP for fiscal year 2008 cannot be determined at this time. The dollar values shown in the table below for the named executive officers and all executive officers as a group have been calculated based upon the applicable officer’s current short-term and long-term award percentages under the MIP, his or her current salary, and a MIP award multiple of 1.0. The dollar value shown for all employees as a group represents our current estimate of the total short-term and long-term awards that would be payable to all current MIP participants at a 1.0 award multiple.
Management Incentive Plan

Name and Position	Dollar Value($)

James P. Hackett	$1,554,000
President and Chief Executive Officer
David C. Sylvester	$495,200
Vice President, Chief Financial Officer
James P. Keane	$775,500
President, Steelcase Group
Frank H. Merlotti, Jr.	$767,250
President, Design Group
Mark A. Baker	$600,000
Senior Vice President, Global Operations Officer
Michael I. Love	$476,000
President, Nurture by Steelcase
All current executive officers as a group	$6,267,970
All employees, other than executive officers, as a group	$23,488,375
      As described in the Compensation Discussion and Analysis under the heading “Elements of Executive Compensation for Fiscal Year 2007— Management Incentive Plan Awards,” the lowest MIP multiple that may be earned is zero, and the highest MIP multiple that may be earned is 2.0, meaning that the actual amounts that may be earned under the MIP by the applicable participants for fiscal year 2008 may be as low as zero and as high as 200% of the amounts shown in the table above. In addition, any change in a participant’s salary or MIP award percentages during fiscal year 2008 would affect the amount that would be earned by such participant.
      The Board of Directors recommends a vote FOR Proposal 2.
PROPOSAL 3 — APPROVAL OF THE
STEELCASE INC. INCENTIVE COMPENSATION PLAN
      Our Incentive Compensation Plan, or ICP, was first adopted by our Board of Directors on October 27, 1997 and approved by our shareholders on December 2, 1997. The Compensation Committee of our Board of Directors most recently amended and restated the ICP as of February 24, 2007. Your approval of the ICP as amended and restated is necessary to increase the number of shares available for issuance under the ICP and to enable us to grant awards under the ICP that satisfy the requirements of a performance-based compensation program under Section 162(m).

      As amended and restated, the ICP is effective with respect to any award established on or after February 24, 2007. However, the increase in the number of shares available for issuance under the ICP and the continuation of any award intended to qualify for the performance-based exception to Section 162(m) with respect to periods after the Meeting are subject to your approval of this Proposal 3.
      Our Board of Directors believes the existing awards under the ICP have enhanced our position in the highly competitive market for managerial and executive talent and have aligned the long-term interests of participants with those of the shareholders and that the continued maintenance of the ICP is necessary to meet our objectives of attracting, retaining and compensating our key employees and others.
Background

Shares Available for Issuance
      Before its amendment and restatement, the ICP had reserved for issuance 21,000,000 shares of our Class A Common Stock, no more than 3,000,000 of which could be granted in the form of restricted stock. We are asking for your approval of an additional 4,000,000 shares of our Class A Common Stock for grants of future awards under the ICP. We intend to increase to 6,000,000 the total number of shares that may be granted in the form of restricted stock. If the additional 4,000,000 shares are approved, there will be a total of 25,000,000 shares reserved for issuance under the ICP.

Section 162(m)
      As explained above in connection with Proposal 2, in order for compensation granted under the ICP to qualify for the performance-based exemption from the applicability of Section 162(m), the material terms under which the compensation is to be paid must be disclosed to and approved by shareholders in a separate vote prior to payment.
Plan Description
      The following is a summary of the material provisions of the ICP. The summary is qualified in its entirety by the specific language of the ICP, which is attached as Exhibit B.

Purposes
      The purposes of the ICP are to:

•	optimize the profitability and growth of our company through annual and long-term incentives that are consistent with our goals and link the personal interests of ICP participants with those of our shareholders;

•	provide participants with an incentive for excellence in individual performance;

•	promote teamwork among participants;

•	provide flexibility for us to attract and retain the services of participants who make significant contributions to our success; and

•	allow participants to share in our success.

Administration
      Our Board of Directors is generally responsible for the administration of the ICP. However, the Board has delegated its administrative authority to the Compensation Committee other than with respect to awards to non-employee Directors. Under the ICP, the Compensation Committee has the power to:

•	select the employees and other individuals who will participate in the ICP;

•	determine the size and type of awards;

•	determine the terms and conditions of any award consistent with the terms of the ICP;

•	interpret the ICP and any agreement or instrument entered into under the ICP;

•	establish, amend, or waive rules and regulations for the ICP’s administration; and

•	amend the terms and conditions of any outstanding award as provided under the ICP.
      Subject to the limitations described below, our Compensation Committee has delegated authority to our CEO to grant:

•	stock options, not to exceed 5,000 shares to any one person in any one fiscal year and not to exceed 100,000 shares in the aggregate in any one fiscal year,

•	restricted stock, not to exceed 2,000 shares to any one person in any one fiscal year and not to exceed 40,000 shares in the aggregate in any one fiscal year, and

•	restricted units, not to exceed 2,000 shares to any one person in any one fiscal year and not to exceed 40,000 units in the aggregate in any one fiscal year.
Our CEO may not grant any awards to any of our executive officers.

Eligibility
      The ICP is open to participation by all employees and directors of Steelcase and its subsidiaries or affiliates and any other person designated by the Compensation Committee. Of those eligible, the Compensation Committee determines who will receive awards. As of April 30, 2007, there were approximately 490 participants in the ICP.

Types of Awards
      The ICP provides for the grant of stock options, stock appreciation rights, shares of restricted stock, performance shares, performance units and cash-based awards, phantom shares or other share-based awards. These awards are discussed in more detail below.

Stock Options
      Options granted under the ICP may be incentive stock options meeting the definition of an incentive stock option under Section 422 of the Internal Revenue Code or options that do not qualify as incentive stock options (referred to as nonqualified stock options). The Compensation Committee will determine the option price, duration of the option, the number of shares to which the option pertains, termination and transferability rights and other terms and conditions of the option. The option price for each grant will be at least equal to 100% of the closing price of our Class A Common Stock on the NYSE on the date of grant (the “fair market price”).
      In no event can an option be exercised later than the tenth anniversary date of its grant. In the event of termination of employment, the options can be exercised in accordance with the terms of the award agreement. The maximum aggregate number of shares that can be granted in the form of stock options in any one fiscal year to any one participant is 500,000 shares, inclusive of any options granted by our CEO.

Stock Appreciation Rights (“SARs”)
      The Compensation Committee can grant SARs under the ICP, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be the fair market price. The grant price of tandem SARs will equal the option price of the related option.
      Upon exercise of a SAR, a participant will be entitled to receive payment from us in an amount determined by multiplying (1) the difference between the fair market value of a share on the exercise date and the grant price, by (2) the number of shares with respect to which the SAR is exercised. The form of payment of a SAR will be determined by the Compensation Committee, and may be in shares of common stock, cash, or a combination of common stock and cash. The maximum aggregate number of shares that may be granted in the form of SARs in any one fiscal year to any one participant is 500,000 shares.

Restricted Stock
      Each grant of restricted stock under the ICP will be evidenced by an award agreement that will specify the period and type of restriction, the number of shares covered by the grant and other provisions that the Compensation Committee may determine to be appropriate. The Compensation Committee has the authority to impose any type of restriction on vesting as it may deem appropriate, including without limitation a requirement that a participant remain employed for a specified period, specific performance requirements, restrictions under federal or state securities laws, or any combination of these or other types of restrictions. The maximum aggregate number of shares that may be granted in the form of restricted stock in any one fiscal year to any one participant is 200,000 shares.

Performance Shares/ Performance Units and Cash-Based Awards
      Each performance share granted under the ICP will have an initial value equal to the fair market price of a share. Each performance unit granted under the ICP will have an initial value determined by the Compensation Committee at the time of grant. Each cash-based award will have a value as may be determined by the Compensation Committee. The Compensation Committee will set performance goals that, if met, will determine the number and/or value of performance shares or performance units or cash-based awards that would be paid to the participant. Participants may be granted full voting rights and receive dividends on the performance shares and/or units during the performance period. The maximum aggregate payout (determined at the end of the applicable performance period) with respect to awards of performance shares or performance units or cash-based awards granted in any one fiscal year to any one participant is 250,000 shares.

Phantom Shares
      Each phantom share granted under the ICP will have an initial value equal to the fair market price on the date of grant. The Compensation Committee may determine the terms and conditions of the award, including any vesting provisions. The holder of any vested phantom shares will be entitled to receive payout on the number of and value of phantom shares earned by the participant over the performance period. Participants may be granted the right to receive dividends on the phantom shares that have been earned but not yet distributed. The maximum aggregate payout (determined at the end of the applicable performance period) with respect to phantom shares granted in any one fiscal year to any one participant is 250,000 shares.

Other Share-Based Awards
      Subject to the terms of the ICP, the Compensation Committee may grant other share-based awards under the ICP including, without limitation, awards under which shares are acquired or may be acquired in the future. The Compensation Committee, in its sole discretion, will determine the terms and conditions of these awards. The maximum aggregate number of shares that may be granted in the form of other share-based awards in any one fiscal year to any one participant is 200,000 shares.

Performance Criteria
      Any award granted under the ICP may be made subject to the attainment of performance goals. With respect to any award intended to qualify for the performance-based exception to the applicability of Section 162(m), the Compensation Committee shall select the performance criteria from among the following:

•	earnings per share;

•	net income (before or after taxes);

•	return measures (including, but not limited to, return on assets, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), or cumulative cash flow per share);

•	earnings before or after taxes;

•	gross revenue;

•	operating profit;

•	operating expenses;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	economic value added;

•	implementation or completion of critical projects or processes;

•	strategic business criteria, consisting of one or more objectives based on meeting specified market share, market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;

•	personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and

•	any combination of, or a specified increase in, any of the foregoing.
      The Compensation Committee may adjust the performance criteria to the extent permitted by Section 162(m) and in its discretion may grant awards (including awards based on the foregoing criteria) that are not intended to satisfy the performance-based exception to the applicability of Section 162(m).

Competition
      If a participant, during the term of his or her employment or during the three-year period following termination of employment, engages in competition with us or any of our subsidiaries or affiliates, the participant will immediately forfeit the right to exercise and/or receive payment for any award, whether or not the award is vested or unvested. In addition, the participant must also repay us any gain he or she realized from exercise of any options, the fair market value on the grant date of any restricted stock or restricted stock units which vested, and any gain resulting from any performance shares or performance units, within 12 months prior to the date the participant began competing with us.

Adjustments to Number of Shares
      In the event of any change in our capitalization or in the event of a corporate transaction such as a merger, consolidation, separation or similar event, the ICP provides for appropriate adjustments in the number and class of shares of common stock available for issuance or grant and in the number and/or price of shares subject to awards.

Change in Control
      Under the terms of the ICP, in the event of an occurrence of a change in control of our company (as defined in the ICP):

•	all outstanding options become immediately exercisable and remain exercisable throughout their entire term;

•	restriction periods and restrictions imposed on shares of restricted stock (other than performance-based restricted stock) immediately lapse; and

•	the target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance units, performance shares, and cash-based awards and share-based awards are deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control.
      The vesting of all awards denominated in shares will be accelerated as of the effective date of the Change in Control. Additionally, there will be paid out to participants, within thirty (30) days following the effective date of the Change in Control, a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period which has elapsed prior to the Change in Control. Awards denominated in cash will be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the performance period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.
      In the event of a Change in Control in which the consideration paid to our shareholders is solely cash, our Board may provide that each award under the ICP will be cancelled upon the occurrence of the Change in Control in exchange for a payment equal to the consideration paid per share in the Change in Control over the exercise or purchase price, if any, per share of the award, multiplied by the number of shares granted under the award.

Nontransferability
      Except as otherwise provided in a participant’s award agreement, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a participant’s award agreement, a participant’s rights under the ICP will be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

Clawback Provision
      Awards made under the ICP to any participant who also participates in our Executive Severance Plan may be subject to forfeiture in the event of any material restatement of our financial results. In the event of a material restatement, the Compensation Committee may review the circumstances surrounding the restatement and determine whether and which participants will forfeit the right to any future awards or other equity-based compensation under the ICP or be required to repay prior awards or cash payments under the ICP determined by the Compensation Committee to have been inappropriately received by the participant. In the event of a material restatement due to fraud, any participant who the Compensation Committee determines participated in or is responsible for the fraud will forfeit the right to future awards or other equity-based compensation under the ICP and be required to repay any awards or cash payments made under the ICP in excess of the amounts that would have been received based on the restated financial results.

Amendment, Modification and Termination of the Plan
      Our Board of Directors may at any time amend, suspend, or terminate the ICP in whole or in part. However, no amendment will be made without shareholder approval if that approval is necessary to comply with applicable tax or regulatory requirements. No termination, amendment, or modification of the ICP may adversely affect in any material way any award previously granted under the ICP without the written consent of the participant holding the award. The Change in Control provisions of the ICP may not be amended, terminated or modified after a Change in Control to adversely affect any award previously granted under the ICP without the written consent of the participant holding the award.

Employees from the United Kingdom and France
      Our employees from the United Kingdom and France are eligible to participate in the ICP. However, special provisions apply to their participation. The stock reserved for issuance under the ICP is used to settle awards granted to our employees from the United Kingdom and France.
Federal Income Tax Consequences
      The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the ICP is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions.

Options
      In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are issued to a participant (“option shares”) pursuant to the exercise of an ISO granted under the ICP and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the participant’s receipt of the option shares (a “disqualifying disposition”), then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of the option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to the participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.”
      If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.
      Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as nonqualified stock options as discussed below.
      With respect to nonqualified stock options, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

      In general, the Company will receive an income tax deduction at the same time and in the same amount that is taxable to the employee as compensation, as long as the amount constitutes reasonable compensation.

SARs
      The recipient of a grant of SARs will not realize taxable income and we will not be entitled to a deduction with respect to the grant on the date of the grant. Upon the exercise of SAR, the recipient will realize ordinary income equal to the amount of cash (including the amount of any taxes withheld) and the fair market value of any shares received at the time of exercise. We will be entitled to a corresponding deduction, equal to the amount of income realized, as long as the amount constitutes reasonable compensation.

Restricted Stock
      A participant who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant’s rights in restricted stock awarded under the ICP are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for the shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse. We generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes as long as the amount constitutes reasonable compensation.

Performance Units, Performance Shares, Cash-Based Awards and Phantom Shares
      The recipient of a grant of performance units, performance shares, cash-based awards or phantom shares will not realize taxable income, and we will not be entitled to a deduction, with respect to a grant on the date of the grant. Upon the payout of the award, the recipient will realize ordinary income and we will be entitled to a corresponding deduction, equal to the amount of cash or stock received, as long as the amount constitutes reasonable compensation.

Other Share-Based Awards
      The recipient of a grant of a share-based award will not realize taxable income, and we will not be entitled to a deduction, with respect to a grant on the date of the grant. The recipient will realize ordinary income for the amount of stock received less any amount paid for the stock, and we will be entitled to a corresponding deduction, at such time as the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, as long as the amount constitutes reasonable compensation.

ICP Benefits
      The number and type of awards that have been granted under the ICP to the named executive officers and our directors which are still outstanding are detailed in the Fiscal Year 2007 Outstanding Equity Awards at Fiscal Year-End table in Executive Compensation, Retirement Programs and Other Arrangements and the Fiscal Year 2007 Director Compensation Table in Director Compensation. The following table shows the number of performance shares and performance units which have been granted under the ICP during fiscal year 2008 to date for each of our named executive officers and our executive officers as a group. We cannot currently estimate the benefits or amounts, if any, that would be allocated to our directors or non-executive officer employees. No such awards have been granted during fiscal year 2008 to date, and any such grants may be made by the Compensation committee or our CEO at their discretion as described above under “Plan Description— Administration.”
Incentive Compensation Plan

Name and Position	Number of Units
James P. Hackett	42,000
President and Chief Executive Officer
David C. Sylvester	10,000
Vice President, Chief Financial Officer
James P. Keane	15,000
President, Steelcase Group
Frank H. Merlotti, Jr.	4,000
President, Design Group
Mark A. Baker	15,000
Senior Vice President, Global Operations Officer
Michael I. Love	3,000
President, Nurture by Steelcase
All current executive officers as a group	108,000
      The Board of Directors recommends a vote FOR Proposal 3.

SUPPLEMENTAL INFORMATION
Voting
      Michigan law and our by-laws require a quorum for the Meeting, which means that holders of a majority of the voting power entitled to vote must be present in person or represented by proxy in order to transact business at the Meeting. Withheld votes and abstentions are counted in determining whether a quorum has been reached.
      Assuming a quorum has been reached, we must determine the results of the vote on each matter submitted for shareholders’ approval. In order to be elected, the director nominees must receive a plurality of the votes cast at the Meeting for the election of directors. For Proposal 2 or Proposal 3 to be approved, the proposal must receive the affirmative vote of the majority of the votes cast at the Meeting for the proposal.
      Under NYSE rules, brokers who hold shares on behalf of their customers (shares held in street name) can vote on certain items when they do not receive instructions from their customers. However, brokers are not authorized to vote on “non-routine” matters if they do not receive instructions from their customers. The election of directors and the approval of our Management Incentive Plan are considered “routine” matters under NYSE rules. Therefore, brokers holding shares in street name for their customers can vote as they wish on behalf of any customer who does not give his or her broker instructions on how to vote on Proposals 1 and 2. The approval of our Incentive Compensation plan is considered a “non-routine” matter; therefore, if you fail to give your broker instructions on how to vote on Proposal 3, your shares will not be treated as votes cast in determining the outcome on that proposal.
Solicitation of Proxies
      We will bear the cost of soliciting proxies, which may be done by e-mail, mail, telephone or in person by our directors, officers and employees, who will not be additionally compensated for those activities. We may also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses they incur in forwarding these proxy materials at our request to the beneficial owners of Class A Common Stock and Class B Common Stock.
Independent Auditor
      BDO Seidman, LLP serves as our independent auditor. BDO Seidman, LLP representatives will attend the Meeting, have an opportunity to make a statement if they desire to do so, and respond to appropriate questions.

By Order of the Board of Directors,

Nancy W. Hickey
Senior Vice President,
Chief Administrative Officer and Secretary
Grand Rapids, Michigan
May 17, 2007

EXHIBIT A
AMENDED AND RESTATED
STEELCASE INC. MANAGEMENT INCENTIVE PLAN
Preamble
      This STEELCASE INC. MANAGEMENT INCENTIVE PLAN (“Plan”) is a program for measuring financial performance in terms of Economic Value Added (“EVA”), and providing eligible Employees with incentive compensation based upon EVA results. The objective of the Plan is to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of all Employees that will result in financial success for both the shareholders and the Employees of the Company. The Plan provides annual and long-term incentive compensation for eligible Employees who are in a position to make substantial contributions toward achievement of the financial performance goals established pursuant to the Plan.
SECTION 1
ESTABLISHMENT OF PLAN

1.1	Plan Document
      This instrument, as amended from time to time, constitutes the governing document of the Plan.

1.2	Effective Dates
      The initial effective date of the Plan was June 27, 1994 and was amended and restated as of March 1, 2002. The Plan as hereby further amended and restated is effective as of February 24, 2007, with respect to any incentive award established on or after such date; provided, however, that the grant of any performance-based compensation with respect to Plan Year 2008 and after, shall be subject to the approval by stockholders of the Plan at the annual meeting for the stockholders of the Company held in 2007.

1.3	Incentive Compensation Plan
      The Plan is an annual and long-term compensation program for eligible Employees. Because the Plan does not provide welfare benefits and does not provide for the deferral of compensation to termination of employment, it is established with the intent and understanding that it is not an Employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended. To the extent any award under the Plan would become subject to Section 409A of the Code, such award shall be granted in compliance with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
SECTION 2
DEFINITIONS
      The following terms shall have the definition stated, unless the context requires a different meaning:

2.1	Affiliate
      “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	Beneficial Owner or Beneficial Ownership
      “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in the Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

2.3	Beneficiary
      “Beneficiary” means the individual, trust, or other entity designated by the Participant to receive any incentive compensation payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant’s Will is not effective for this purpose.
      If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant’s estate.

2.4	Board of Directors
      “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5	Change in Control
      “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)	any Person (other than any Initial Holder or Permitted Transferee) (i) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below, and (ii) the combined voting power of the securities of the Company that are Beneficially Owned by such Person exceeds the combined voting power of the securities of the Company that are Beneficially Owned by all Initial Holders and Permitted Transferees at the time of such acquisition by such Person or at any time thereafter; or

(b)	the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or involving any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto), at least fifty-five percent (55%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Initial Holder or Permitted Transferee) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-five percent (55%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
      However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).
      Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership, directly or indirectly, in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.6	Code
      “Code” means the Internal Revenue Code of 1986, as amended.

2.7	Committee
      “Committee” means the Compensation Committee of the Board of Directors and shall be comprised entirely of Directors who are considered “outside directors” under Section 162(m) of the Code.

2.8	Company
      “Company” means Steelcase Inc., including all consolidated subsidiaries, unconsolidated or consolidated partnerships and joint ventures of Steelcase Inc. and in the case of determining whether a Change in Control has occurred, the Company shall mean Steelcase Inc.

2.9	Covered Employee
      “Covered Employee” shall have the meaning ascribed to such term in Section 162(m)(3) of the Code.

2.10	Director
      “Director” means any individual who is a member of the Board.

2.11	Exchange Act
      “Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.12	EVA
      “EVA” refers to Economic Value Added and means, with respect to the entity for which EVA is being determined for a Fiscal Year, the net income of that entity less a capital charge representing the economic cost of a reasonable return on net assets applied in the business of the entity during the Fiscal Year and plus an acquisition allowance and plus or minus an accounting adjustment. EVA shall be determined on the basis of rules, definitions, and accounting principles adopted by the Committee and modified from time to time by the Committee, as deemed necessary and reasonable in the sole discretion of the Committee. EVA for an entity for a Fiscal Year shall be based upon the financial statements of the entity for the Fiscal Year as finally determined.

2.13	Employee
      “Employee” means any individual in the employ of the Company. Independent contractors, leased Employees, and self-employed individuals are not included.

2.14	Fiscal Year
      “Fiscal Year” means the financial reporting and taxable year of Steelcase Inc.

2.15	Initial Holder
      “Initial Holder” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.

2.16	Normal Retirement Date
      “Normal Retirement Date” means the date the Participant attains age 65, or if earlier, the date the sum of the Participant’s age and years of continuous service equals or exceeds 80 (as determined for purposes of other benefit plans maintained by Steelcase Inc.).

2.17	Participant
      “Participant” means an Employee designated to participate in this Plan for a Plan Year pursuant to Section 4.

2.18	Performance Based Exception
      “Performance Based Exception” means the performance based exception from the tax deductibility limitations in Code Section 162(m).

2.19	Permitted Transferee
      “Permitted Transferee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company and include a Permitted Trustee solely in its capacity as a trustee of a Permitted Trust.

2.20	Permitted Trust
      “Permitted Trust” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.

2.21	Permitted Trustee
      “Permitted Trustee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.

2.22	Person
      “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.23	Plan Year
      “Plan Year” means the Fiscal Year of the Company, as in effect at the time, or such other twelve month period as the Committee shall establish.

2.24	Retirement
      “Retirement” means termination of employment on or after the Participant’s Normal Retirement Date.

2.25	Surviving Spouse
      “Surviving Spouse” means the husband or wife of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and spouse die under circumstances that make the order of their deaths uncertain, it shall be presumed for purposes of this Plan that the Participant survived the spouse.

2.26	Total Disability
      “Total Disability” or “Disability” means a physical or mental condition which totally and presumably permanently prevents an individual from performing the duties of his or her employment. The determination of Total Disability shall be made by the Committee through procedures established for that purpose and on the basis of reasonable medical examinations. The cost of any medical examination shall be an expense of administration of the Plan.
SECTION 3
ADMINISTRATION OF PLAN

3.1	Administration of Plan by Committee
      The Plan shall be administered by the Committee. The Committee shall have full discretionary authority in the operation and administration of the Plan. The Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. The Committee may delegate administrative authority and responsibility from time to time to and among other committees approved by the Committee and individual Employees of the Company, but all actions taken pursuant to delegated authority and responsibility shall be subject to review and change by the Committee. With respect to awards that are intended to meet the Performance Based Exception and that are made to a Participant who is expected to be a Covered Employee, such delegation shall not include any authority or responsibility which would cause the Participant’s award to fail the Performance Based Exception. All decisions, determinations, and interpretations of the Plan by the Committee shall be final and binding on all parties.
      A member of the Committee or individual or group to whom authority is delegated shall not participate in and shall not be counted as a member, individual or group with respect to any action of the Committee directly affecting only that member, individual or group.

3.2	Responsibility; Indemnification
      A member of the Committee or any other individual or group to whom authority is delegated shall not be personally responsible or liable for any act or omission in connection with performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. The Company shall hold harmless and indemnify each member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, from any and all liabilities and costs arising from any act or omission related to the performance of duties or the exercise of discretion and judgment with respect to the Plan.
SECTION 4
ELIGIBILITY

4.1	Participation
      An Employee who (a) is not a Covered Employee or (b) does not directly report to the chief executive officer of the Company (the “CEO”), shall be a Participant in the Plan for a Plan Year upon designation as a Participant for that year by the CEO or the Committee. When deemed appropriate by the CEO or the Committee, the CEO or the Committee may designate an effective date for the commencement of participation by an Employee who is not a Covered Employee or an Employee who does not directly report to the CEO that is subsequent to the first day of the Plan Year.
      A Covered Employee or an Employee who directly reports to the CEO shall be a Participant in the Plan for a Plan Year upon designation as a Participant for that year by the Committee. When deemed appropriate by the Committee, the Committee may designate an effective date for the commencement of participation by a Covered Employee or an Employee who directly reports to the CEO that is subsequent to the first day of the Plan Year.
      Designated Participants shall be notified in writing and provided a written summary and explanation of the Plan.

4.2	Continuing Participation
      Designation as a Participant for a Plan Year will continue in effect for each succeeding Plan Year until participation is terminated by the CEO or the Committee. The CEO or the Committee may terminate participation by an Employee at any time with or without cause.

SECTION 5
MEASUREMENT OF COMPANY PERFORMANCE

5.1	EVA Performance
      For purposes of the Plan, financial performance of the Company or any subdivision of the Company shall be measured by EVA. In general, the Plan shall be administered so that the incentive compensation provided to a Participant under the Plan for each Plan Year is based on absolute EVA performance, improved EVA performance relative to prior EVA performance, or a combination of these criteria.

5.2	Determination of EVA
      EVA shall be determined for each Fiscal Year by the Committee. EVA generally shall be determined by application of accounting principles consistently applied from year to year. Nevertheless, the Committee shall have full authority and discretion to modify the accounting principles and components applied in the determination of EVA from time to time as the Committee deems necessary or appropriate. References to EVA for a Plan Year mean EVA for the Fiscal Year ending closest in time to the last day of the Plan Year.
      For most Participants, EVA and EVA performance shall be the EVA and EVA performance determined for the Company. Nevertheless, the Committee may determine that EVA and EVA performance applicable to one or more Participants for a Plan Year shall be determined with respect to a business unit comprising less than all of Steelcase Inc., or may be based upon a weighted average of the separate EVA or EVA performance of more than one business unit chosen by the Committee from among Steelcase Inc. and subsidiaries, divisions, and other subdivisions of Steelcase Inc. If weighted averaging is applied, the Committee will determine the weighting percentages applicable for each relevant classification of Participants for the Plan Year, and the percentages will be published at the time of publication of EVA performance targets and target incentive percentages.

5.3	EVA and/or EVA Growth Target
      The EVA and/or EVA growth performance targets for each Plan Year shall be determined by the Committee and published to Participants. Notwithstanding the preceding sentence, with respect to awards designed to qualify for the Performance Based Exception, the EVA and/or EVA growth performance targets shall be established at a time (a) prior to ninety (90) days after the commencement of the Plan Year and (b) when the achievement of the performance targets are substantially uncertain.

5.4	Leverage Factor
      Leverage factors also shall be determined by the Committee and announced to Participants for each Plan Year. Notwithstanding the preceding sentence, with respect to awards designed to qualify for the Performance Based Exception, the leverage factors shall be established at a time (a) prior to ninety (90) days after the commencement of the Plan Year and (b) when the achievement of the performance targets are substantially uncertain. The leverage factors are (i) the amount of EVA performance above or below EVA growth performance targets for the Plan Year that will cause each Participant’s incentive compensation for the Plan Year to be double the participant’s target incentive compensation for the plan year, if positive, or to be zero for the Plan Year, if negative and (ii) the absolute leverage factor. The leverage factors for a Plan Year may be the same or different.

5.5	Adjustments
      Adjustments to EVA and EVA targets may be made when deemed appropriate by the Committee pursuant to Section 9; provided, however, with respect to awards designed to qualify for Performance

Based Exception, EVA and EVA targets may not be adjusted after the Committee has approved them for a Plan Year in a manner that would cause an increase in the amount of resulting incentive compensation. Nevertheless, the Committee shall have the authority to make appropriate adjustments to EVA and EVA targets to reflect the impact of the following extraordinary items not reflected in such goals: (a) any profit or loss attributable to acquisitions or dispositions of stock or assets, (b) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (c) all items of gain, loss or expense for the year related to restructuring charges for the Company, (d) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature of infrequent in occurrence or related to the disposal of a segment of a business, (e) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 and S.F.AS No. 144, and (f) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.
SECTION 6
INCENTIVE COMPENSATION TARGETS

6.1	Target Incentive Compensation
      The target annual and long-term incentive compensation for each Participant for each Plan Year shall be an amount that is a percentage of the Participant’s base pay for the Plan Year.

6.2	Annual and Long-Term Percentages
      Separate annual and long-term target incentive compensation percentages shall be determined for each Participant for each Plan Year; provided, however, that the Committee may determine that some Participants will be eligible only for annual incentive compensation or only long-term incentive compensation for a Plan Year. The annual and long-term target incentive compensation percentages shall be determined by the Committee and published to Participants for the Plan Year.

6.3	Maximum Award

(a)	The maximum amount that may be paid to any Employee as annual incentive compensation with respect to any Plan Year shall be $3 million.

(b)	The maximum amount of long-term incentive compensation that may be awarded in any Plan Year to any Employee, determined without regard to when such compensation is paid to the Employee, shall be $4 million (including the value of any portion of such award that is not payable in cash, with such value determined by the Committee in its discretion).
SECTION 7
DETERMINATION AND PAYMENT OF INCENTIVE AMOUNTS

7.1	Final Plan Year EVA
      EVA and EVA performance, including any necessary or appropriate adjustments required or permitted hereunder, shall be determined as soon as administratively feasible following the availability of final financial results for the Plan Year. The Committee shall certify, in writing, the attainment of year end EVA results and the associated bonus multiple with respect to any award designed to qualify for the Performance Based Exception.

7.2	Determination of Incentive Compensation
      Under rules established by the Committee, the incentive compensation for each Participant for each Plan Year shall be calculated by the following steps:

(a)	Bonus Multiple. The bonus multiple shall be calculated based on (i) the actual level of EVA performance and (ii) growth of EVA for a Plan Year. The Committee shall determine the relative weight of each component to derive the bonus multiple.

(b)	Incentive Compensation. Annual and long-term incentive compensation for each Participant for the Plan Year shall be the result obtained by multiplying the Participant’s individual target annual or long-term incentive percentage for the Plan Year by the applicable bonus multiple for the Plan Year and then multiplying the resulting percentage by the Participant’s base pay for the Plan Year to determine the dollar amount of the Participant’s incentive compensation. If a Participant’s base pay changes during a Plan Year, proportionate annual and long-term incentive compensation shall be calculated, under the rules established by the Committee, for each period of the Plan Year that each level of base pay was in effect. The proportionate incentive compensation for each level of base pay shall be calculated by annualizing that level of base pay, multiplying by the applicable annual or long-term target incentive percentage for that level of base pay and the bonus multiple, and then multiplying the resulting amount by a fraction, the numerator of which is the number of days during the Plan Year that the level of base pay was in effect and the denominator of which is the number of days in the Plan Year.

(c)	Maximum. Notwithstanding the foregoing and subject to Section 6.3, the Committee may determine the maximum amount of annual and long-term incentive compensation for each Participant in a Plan Year.

7.3	Payment of Incentive Amounts

(a)	Annual Component. The dollar amount of the annual incentive compensation for a Plan Year shall be paid to the participant as soon as feasible following the completion of the incentive compensation calculations for the Plan Year; provided, however, that no amount shall be paid with respect to any award designed to qualify for the Performance Based Exception until the Committee has certified the EVA and attainment of EVA performance targets with respect to such award in accordance with Section 7.1.

(b)	Long-Term Component. The amount of the long-term incentive compensation for a Plan Year that is payable to the Participant in cash shall be paid to the Participant, subject to the adjustments provided herein, in three annual installments. The first installment for a Participant shall be paid after the end of the Participant’s second Plan Year of participation in the Plan. The long-term incentive amounts payable to the Participant shall be credited contingently to a long-term incentive compensation recordkeeping account maintained for each Participant; provided, however, that no amount with respect to an award designed to qualify for the Performance Based Exception may be credited to a Participant’s account until the Committee has certified the EVA and attainment of EVA performance targets with respect to such Participant in accordance with Section 7.1. The account shall be credited at the end of each succeeding Plan Year with any long-term incentive dollar amount earned by the Participant. Within the account, a separate record or sub-account shall be maintained for each Plan Year for which long-term incentive compensation is credited.

(c)	In addition to any applicable long-term incentive dollar amount, at the end of the second Plan Year of participation and each subsequent Plan Year, each sub-account within the Participant’s account shall be adjusted by a hypothetical earnings credit or debit. The adjustment shall be equal to the percentage of positive or negative change, if any, in the shareholder’s equity in the Company, before payment of any dividends, for the Fiscal Year ending closest in time to the last day of the Plan Year except as adjusted in accordance with Section 5.5.

      The separate sub-account for each Plan Year for which long-term incentive compensation is credited shall be independently adjusted by any applicable earnings credits or debits and paid as follows:

(i)	The sub-account shall be established for and as of the end of the Plan Year; and

(ii)	As of the end of the second Plan Year (the Plan Year following the Plan Year for which the sub-account was established), the amount in the sub-account shall be divided into three equal parts and each of such parts shall be adjusted by any applicable earnings credit or debit for the second Plan Year; and

(iii)	As soon as feasible following the end of the second Plan Year, one of the three parts of the sub-accounts be paid to the Participant; and

(iv)	As of the end of the third Plan Year, the two remaining parts of the sub-account shall be adjusted by any applicable earnings credit or debit for the third Plan Year; and

(v)	As soon as feasible following the end of the third Plan Year, one of the two remaining parts shall be paid to the Participant; and

(vi)	As of the end of the fourth Plan Year, the amount remaining in the sub-account shall be adjusted for any earnings credit or debit for the fourth Plan Year and the resulting amount shall be paid to the Participant as soon as feasible following the end of the fourth Plan Year.
      Pursuant to the foregoing each Participant may be receiving payments from as many as three different sub-accounts following the end of a Plan Year.
      The dollar amount of long-term compensation credited to a Participant for each Plan Year shall be entirely contingent and shall be unconditionally earned only when actually paid. In the event a Participant ceases to be a Participant but continues to be an Employee, adjustments for any earnings credits or debits and payments from the Participant’s long-term compensation account shall continue until the account is exhausted or until terminated under Section 7.4.
      The Committee in its discretion may determine that any portion or all of the long-term incentive compensation that is payable to a Participant shall be paid in property other than cash (including without limitation stock options granted under the Company’s Incentive Compensation Plan). Any portion of the long-term incentive compensation that is payable to a Participant in property other than cash shall be paid on such terms and conditions as determined by the Committee.

7.4	Partial Year Participation, Employment Changes and Forfeitures

(a)	Partial Year Participation. If an Employee is designated to become a Participant in a Plan Year as of a date other than the first day of the Plan Year, the Participant’s incentive award compensation for the Plan Year shall be determined, under rules established and maintained by the Committee for this purpose from time to time, on the basis of the Participant’s time of participation during the Plan Year.

(b)	Employment Changes. Target incentive percentages and incentive awards for a Participant for a Plan Year will be prorated under rules established and maintained by the Committee for this purpose from time to time, in the event of any change in compensation or employment status or location, or any other change that would effect the determination for the Plan Year, in proportion to the duration of each applicable factor during the Plan Year. The balance in the Participant’s long-term compensation account as of the end of the Plan Year shall not be modified by reason of any change in any applicable factor in a subsequent Plan Year.

(c)	Retirement, Death or Disability. If a Participant’s employment terminates during a Plan Year by reason of Retirement, death, or Total Disability, (i) the annual component of the Participant’s incentive compensation dollar amount for the Plan Year, if any, shall be prorated, and (ii) the long-term component of the Participant’s incentive compensation dollar amount for the Plan Year, if any, shall be prorated, under rules established and maintained by the Committee for such purpose, based on the Participant’s time of active employment as a Participant during the Plan Year. The balance in the Participant’s long-term incentive compensation account as of the end of the Plan Year, after appropriate crediting or debiting for the Plan Year, shall be paid to the Participant or the Participant’s beneficiary at the time long-term incentive compensation payments are made under the Plan for each Plan Year until the account is exhausted. Notwithstanding the preceding sentence, the Committee may determine to accelerate the payment of long-term incentive compensation amounts credited to the Participant or Beneficiary at the time and in the manner determined in the sole and absolute discretion of the Committee; provided, that such action would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code.

(d)	Other Termination of Employment. Except as otherwise provided in this subsection (d) or pursuant to subsection (e), upon termination of a Participant’s employment during a Plan Year for any reason other than Retirement, death, or Total Disability, the Participant shall not be entitled to the payment of incentive compensation for the Plan Year and the balance in the Participant’s long-term incentive compensation account shall be forfeited. Notwithstanding the preceding sentence, the Committee shall have full discretion to determine that any or all of the following: payment of a prorated annual component, crediting of the Participant’s long-term incentive compensation account, or payments from the long-term account until exhausted, may be made when termination of the Participant’s employment results from job elimination, reduction in work force or other similar company initiative, or is encouraged or induced by incentives offered by the Company; provided, that such actions would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code.

(e)	Competition. A Participant shall not be entitled to the payment of incentive compensation for the Plan Year and the balance in the Participant’s long-term incentive compensation account shall be forfeited in the event the Participant directly or indirectly engages in Competition with Steelcase Inc. Competition means directly or indirectly engaging in competition with the Company or any subdivision, subsidiary, or affiliate of the Company (collectively, the “Company Group”) at any time during employment with the Company Group or during the three (3) year period following termination of employment with the Company Group, without prior approval of the Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company Group, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.

(f)	Committee Discretion. Pursuant to the powers conferred in Section 9, the Committee may make other rules and exceptions applicable to participation and employment changes.

(g)	Section 409A. Notwithstanding anything to the contrary in this Plan, payments made in connection with a termination of employment to a Participant (other than by reason of death or Total Disability) who is deemed to be a “specified employee” under Section 409A(a)(2)(B)

of the Code, that would have been made at any time during the six-month period immediately following such termination of employment, shall not be made prior to the expiration of such six-month period.

7.5	Reports
      From time to time during each Plan Year and as of the end of each Plan Year, the Committee shall provide to each Participant information concerning current and cumulative EVA performance, credits and debits in the account and the balance in the Participant’s long-term incentive compensation account.
SECTION 8
CHANGE IN CONTROL

8.1	Annual Component
      Upon a Change in Control, the annual component of the Participant’s incentive compensation dollar amount for the Plan Year, if any, shall be prorated at target, based on the Participant’s time of active employment as a Participant during the Plan Year through the date of the Change in Control. The prorated bonus shall be paid as a single lump sum payment to the Participant as soon as reasonably practicable following the date of the Change in Control.

8.2	Long-Term Component

(a)	Upon a Change in Control, the long-term component of the Participant’s incentive compensation for the Plan Year, if any, shall be prorated at target, based on the Participant’s time of active employment as a Participant during the Plan Year through the date of the Change in Control. The prorated bonus shall be paid as a single lump sum payment to the Participant as soon as reasonably practicable following the date of the Change in Control.

(b)	Upon a Change in Control, the balance in the Participant’s long-term incentive compensation account as of the date of the Change in Control, after appropriate crediting or debiting for such period, shall be fully paid to the Participant on an accelerated basis as a single lump sum payment as soon as reasonably practicable following the date of the Change in Control; provided, however, in the event such payment would be made during 2007, such; payment shall instead be made as soon as reasonably practicable after January 2, 2008.

8.3	Section 409A
      Payments made under this Article 8 shall be made only to the extent that actions taken under this Article 8 would not cause any payment to result in deferred compensation that is subject to the additional tax under Section 409A of the Code.
SECTION 9
COMMITTEE DISCRETION
      The Committee shall exercise all of its power and duties as the Committee deems appropriate in its sole and absolute discretion. All decisions of the Committee shall be final and binding on all Participants and their respective heirs and representatives. In the event it is determined, in the judgment and discretion of the Committee, that any factor applicable in the ultimate determination of incentive compensation under the Plan for a Plan Year is not appropriate with respect to one or more Participants due to unusual events, unforeseen circumstances, or other factors deemed material and relevant, the applicable factor or the amount of the resulting incentive compensation may be adjusted or modified in any manner deemed appropriate by the Committee; provided, however, that with respect to awards designed to qualify for the Performance Based Exception, no applicable factor may be adjusted in a manner that would cause an increase in the amount of resulting incentive compensation and the resulting incentive compensation may not be increased.
SECTION 10
AMENDMENT AND TERMINATION

10.1	Amendment
      The Plan may be amended in any manner at any time by action of the Board of Directors or the Committee. No amendment shall reduce the amounts credited to the long-term incentive compensation accounts of Plan Participants as of the end of the Plan Year preceding the later of the effective date of the amendment or the date the amendment is adopted.

10.2	Termination
      The Plan may be suspended at any time by action of the Committee, pending the next meeting of the Board of Directors of Steelcase Inc. Any suspension may be approved and ratified and the Plan may be terminated at any time by action of the Board of Directors. Neither a suspension nor termination of the Plan shall reduce or eliminate amounts credited in the long-term incentive compensation accounts of Participants as of the end of the Plan Year preceding the later of the effective date of the suspension or termination or the date of the action to suspend or terminate.
SECTION 11
GENERAL PROVISIONS

11.1	Benefits Not Guaranteed
      Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that incentive compensation will be payable under the Plan. The success of Steelcase Inc. and its subdivisions and affiliates, as determined hereunder, and adjusted as provided herein, and application of the administrative rules and determinations by the Committee shall determine the extent to which Participants are entitled to receive incentive compensation payments and credits hereunder.

11.2	Clawback
      If the Company’s financial results are materially restated, the Committee may review the circumstances surrounding the restatement and determine whether and which Participants will be required to forfeit the right to receive any future payments under Section 7 of the Plan and/or repay any prior payments determined by the Committee to have been inappropriately received by the Participant. If the Company’s financial results are restated due to fraud, any Participant who the Committee determines participated in or is responsible for the fraud causing the need for the restatement forfeits the right to receive any future payments under Section 7 of the Plan and must repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results. Any repayments required under this Section 11.2 must be made by the Participant within ten (10) days following written demand from the Company. This Section 11.2 applies only to Participants in the Plan who also participate in the Steelcase Inc. Executive Severance Plan.

11.3	No Right to Participate
      Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. No designation of an Employee as a Participant for all or any part of a Plan Year shall create a right to incentive compensation or other benefits of the Plan for any other Plan Year.

11.4	No Employment Right
      Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or any subdivision of the Company will continue to employ an individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or the employing subdivision of the Company to determine the terms and conditions of employment of any Participant or other employee or to terminate the employment of any Participant or other Employee with or without cause at any time.

11.5	No Assignment or Transfer
      Neither a participant nor any beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any incentive compensation amount or credit, potential payment, or right to future payments of any incentive compensation amount or credit, or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

11.6	Withholding and Payroll Taxes
      The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.
11.7 Incompetent Payee
      If the Committee determined that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person for the use or benefit of the Participant or the Participant’s beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan’s obligations to the Participant or beneficiary.

11.8	Section 409A
      It is intended that the Plan and awards issued hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the awards are subject thereto, and the Plan and such awards shall be interpreted on a basis consistent with such intent. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

11.9	Governing Law
      The provisions of the Plan shall be construed and governed under the laws of the State of Michigan.

11.10	Construction
      The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.
SECTION 12
EXECUTION
      IN WITNESS WHEREOF, Steelcase Inc. has caused this Plan, captioned “Steelcase Inc. Management Incentive Plan,” as amended and restated effective as of February 24, 2007, to be executed by its duly authorized officer this 30th day of April, 2007.

STEELCASE INC.

By:	/s/ Nancy W. Hickey

Its:	Senior Vice President,

Chief Administrative Officer and Secretary

EXHIBIT B
STEELCASE INC. INCENTIVE COMPENSATION PLAN
ARTICLE 1. Establishment, Objectives, and Duration
      1.1 Establishment of the Plan. Steelcase Inc., a Michigan corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Steelcase Inc. Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Cash-Based Awards, Phantom Shares and Share-Based Awards. Notwithstanding any provision in the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
      The Plan as hereby amended and restated is effective as of February 24, 2007 (the “Effective Date”); provided, however, that the Plan as amended and restated and any Award which is designed to qualify for the Performance-Based Exception with respect to any Performance Period ending after the annual meeting for the stockholders of the Company held in 2007 (the “2007 Meeting”) shall be subject to the approval by stockholders of the Plan at such 2007 Meeting.
      1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.
      1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 18 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions under Awards denominated in Shares, and with respect to all Awards, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.
ARTICLE 2. Definitions
      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
      2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
      2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Cash-Based Awards, Phantom Shares or Share-Based Awards.
      2.3 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.
      2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
      2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

      2.6 “Cash-Based Award” means an Award granted to a Participant, as described in Article 9 herein.
      2.7 “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)	any Person (other than any Initial Holder or Permitted Transferee) (i) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below, and (ii) the combined voting power of the securities of the Company that are Beneficially Owned by such Person exceeds the combined voting power of the securities of the Company that are Beneficially Owned by all Initial Holders and Permitted Transferees at the time of such acquisition by such Person or at any time thereafter; or

(b)	the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or involving any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto), at least fifty-five percent (55%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Initial Holder or Permitted Transferee) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-five percent (55%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
      However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).
      Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership, directly or indirectly, in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
      2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      2.9 “Committee” means the Compensation Committee of the Board and shall be comprised entirely of Directors who are considered “outside directors” under Section 162(m) of the Code.
      2.10 “Company” means Steelcase Inc., a Michigan corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 22 herein.
      2.11 “Competition” means directly or indirectly engaging in competition with the Company or any subdivision, subsidiary, or affiliate of the Company (collectively, the “Company Group”) at any time during employment with the Company Group or during the three (3) year period following termination of employment with the Company Group, without prior approval of the administrative Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacture, design or distribution of any products of the same type as those of the Company Group, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company and its authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.
      2.12 “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.
      2.13 “Director” means any individual who is a member of the Board; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under this Plan and, except for purposes of the definition of “Change in Control” under this Plan, shall not be considered a Director.
      2.14 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.
      2.15 “Employee” means any employee of the Company or its Subsidiaries or Affiliates. Except for purposes of the definition of “Change in Control” under this Plan, Directors who are employed by the Company shall be considered Employees under this Plan.
      2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
      2.17 “Fair Market Value” shall be the closing sales price per Share for the date of grant on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the security is not listed for trading on a national securities exchange, the fair market value of a security as determined in good faith by the Board.
      2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.
      2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

      2.20 “Initial Holder” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
      2.21 “Insider” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
      2.22 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.
      2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.
      2.24 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
      2.25 “Participant” means an Employee, Director, or other individual designated by the Board who has been selected to receive an Award or who has an outstanding Award granted under the Plan.
      2.26 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
      2.27 “Performance Period” shall have the meaning set forth in Article 8 herein.
      2.28 “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.
      2.29 “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.
      2.30 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.
      2.31 “Permitted Transferee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company and include a Permitted Trustee solely in its capacity as a trustee of a Permitted Trust.
      2.32 “Permitted Trust” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
      2.33 “Permitted Trustee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
      2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
      2.35 “Phantom Shares” means an Award granted to a Participant pursuant to Article 10 herein.
      2.36 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.
      2.37 “Share-Based Award” means an Award granted to a Participant pursuant to Article 11 herein.

      2.38 “Shares” means the shares of Class A Common Stock of the Company.
      2.39 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.
      2.40 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a fifty percent (50%) or greater voting interest.
      2.41 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
ARTICLE 3. Administration
      3.1 General. The Plan shall be administered by the Board and the Board may delegate its responsibility to the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to Employees, officers or Directors of the Company or any other committee approved by the Committee.
      3.2 Authority of the Board. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors and other individuals who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 18 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.
      3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board or the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.
ARTICLE 4. Shares Subject to the Plan and Maximum Awards
      4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Article 17 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 21,000,000 Shares; no more than 3,000,000 of which may be granted in the form of Restricted Shares. Shares available under the Plan shall be now or hereafter issued or authorized but unissued. In addition, subject to obtaining the stockholder approval of the Plan at the 2007 Meeting, an additional 4,000,000 Shares shall be reserved for issuance under the Plan; no more than 3,000,000 of which may be granted in the form of Restricted Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued in pursuance of the Plan. Unless and until the Board determines that an Award shall not qualify for the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000).

(d)	Performance Shares/ Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Cash-Based Awards or Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of two hundred fifty thousand (250,000) Shares.

(e)	Phantom Shares: The maximum aggregate payout (determine at the end of the applicable Performance Period) with respect to Phantom Shares granted in any one fiscal year to any one Participant shall be equal to the value of two hundred fifty thousand (250,000) Shares.

(f)	Other Share-Based Awards: The maximum aggregate number of Shares that may be granted in the form of other Share-Based Awards, pursuant to any Award granted in any one fiscal year to one single Participant shall be two hundred thousand (200,000).
ARTICLE 5. Eligibility and Participation
      5.1 Eligibility. Persons eligible to participate in this Plan include all Employees, Directors, and other individuals designated by the Board.
      5.2 Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, Directors, and other individuals designated by the Board, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE 6. Stock Options
      6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board; provided, however, (a) that no Director shall be granted any ISO and (b) that any Option designed to qualify for the Performance-Based Exception shall be granted only by the Committee.
      6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, termination and transferability rights, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.
      6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
      6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
      6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6 Payment. Unless otherwise determined by the Board, Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
      The Option Price upon exercise of any Option shall be payable to the Company in full in one of the following manners: (a) in cash or its equivalent, or (b) to the extent so provided by the Board, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price or by withholding from issuance upon exercise the Shares with an aggregate Fair Market Value equal to the total Option Price, or (c) by a combination of (a) and (b).
      The Board also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law.
      Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s) or other appropriate documentation of acquisition of such Shares.
      6.7 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
ARTICLE 7. Stock Appreciation Rights
      7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.
      The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
      The grant price of a Freestanding SAR shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.
      7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
      7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

      7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.
      7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
      7.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	the number of Shares with respect to which the SAR is exercised.
      At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
ARTICLE 8. Restricted Stock
      8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine; provided, however, that Shares of Restricted Stock designed to qualify for the Performance-Based Exception shall be granted only by the Committee.
      8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.
      8.3 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The time period during which the performance goals must be met shall be called a “Performance Period.” The performance goals with respect to Awards designed to qualify for the Performance-Based Exception shall be established in writing by the Committee prior to the earlier of (a) ninety (90) days after the commencement of the Performance Period or (b) the date on which 25% of the Performance Period will elapse, provided, that in either case, achievement of the performance goals is substantially uncertain on such date.
      The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied; provided, however, that Shares shall not be delivered with respect to Awards designed to qualify for the Performance-Based Exception prior to the Committee’s certification, in writing, that the performance goals relating to such Awards have been satisfied.
      Except as otherwise provided in this Article 8 or otherwise determined by the Board, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
      8.4 Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.
      8.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares is intended to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, including, without limitation, that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.
ARTICLE 9. Performance Units, Performance Shares, and Cash-Based Awards
      9.1 Grant of Performance Units/ Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares and/or Cash-Based Awards may be granted at any time or from time to time, as shall be determined by the Board; provided, however, that Performance Units, Performance Shares and/or Cash-Based Awards designed to qualify for the Performance-Based Exception shall be granted only by the Committee.
      9.2 Award Agreement. Each Performance Unit, Performance Share and/or Cash-Based Awards grant shall be evidenced by an Award Agreement that shall specify the Performance Period(s) and such other provisions as the Board shall determine.
      9.3 Value of Performance Units/ Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/ Shares and Cash-Based Award that will be paid out to the Participant. The performance goals with respect to Awards designed to qualify for the Performance-Based Exception shall be established in writing by the Committee prior to the earlier of (a) ninety (90) days after the commencement of the Performance Period or (b) the date on which 25% of the Performance Period will elapse, provided, that in either case, achievement of the performance goals is substantially uncertain on such date.
      9.4 Earning of Performance Units/ Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Shares and Cash-Based Awards shall be entitled to receive payment with respect to the number and value of Performance Units/ Shares and of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
      9.5 Form and Timing of Payment of Performance Units/ Shares and Cash-Based Awards. Payment of earned Performance Units/ Shares and Cash-Based Awards shall be made in lump-sum payments at such time or times designated by the Board following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/ Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares and Cash-Based Awards at the close of the applicable Performance Period plus or minus any investment return from the close of the Performance Period to the date of payment as determined by the Board in its discretion; provided, however, that payment shall not be made with respect to Awards designed to qualify for the Performance-Based Exception prior to the Committee’s certification, in writing, that the performance goals relating to such Awards have been satisfied. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
      At the discretion of the Board and subject to the requirements of Section 409A of the Code, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as those that apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.
ARTICLE 10. Phantom Shares
      10.1 Grant of Phantom Shares. Subject to the terms of the Plan, Phantom Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board; provided, however, that Phantom Shares designed to qualify for the Performance-Based Exception shall be granted only by the Committee.
      10.2 Award Agreement. Each Phantom Share grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of such Award and such other provisions as the Board shall determine
      10.3 Value of Phantom Shares. Each Phantom Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall establish the terms and conditions of such Award, including any vesting provisions and performance goals. The performance goals with respect to Awards designed to qualify for the Performance-Based Exception shall be established in writing by the Committee prior to the earlier of (a) ninety (90) days after the commencement of the Performance Period or (b) the date on which 25% of the Performance Period will elapse, provided, that in either case, achievement of the performance goals is substantially uncertain on such date.
      10.4 Earning of Phantom Shares. Subject to the terms of this Plan, the holder of any vested Phantom Shares shall be entitled to receive payout on the number and value of Phantom Shares earned by the Participant over the Performance Period, to be determined by the extent to which the corresponding performance goals have been achieved.
      10.5 Form and Timing of Payment of Phantom Shares. Payment of earned Phantom Shares shall be made in a single lump sum at such time as designated by the Board. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Phantom Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Phantom Shares at such time as designated by the Board; provided, however, that payment shall not be made with respect to Awards designed to qualify for the Performance-Based Exception prior to the Committee’s certification, in writing, that the performance goals relating to such Awards have been satisfied. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
      At the discretion of the Board and subject to the requirements of Section 409A of the Code, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Phantom Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as those that apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein).
ARTICLE 11. Other Share-Based Awards
      Subject to the terms of the Plan, the Board may grant other Share-Based Awards under this Plan, including without limitation, those Awards pursuant to which Shares are acquired or may in the future be acquired and including Awards of dividend equivalents. The Board, in its sole discretion, shall determine the terms and conditions of such other Share-Based Awards.
ARTICLE 12. Performance Measures
      Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be based on one or more of the following criteria:

(a)	earnings per share;

(b)	net income (before or after taxes);

(c)	return measures (including, but not limited to, return on assets, equity, or sales);

(d)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), or cumulative cash flow per share;

(e)	earnings before or after taxes;

(f)	gross revenues;

(g)	operating profit;

(h)	operating expenses;

(i)	share price (including, but not limited to, growth measures and total shareholder return);

(j)	economic value added

(k)	implementation or completion of critical projects or processes;

(l)	strategic business criteria, consisting of one or more objectives based on meeting specified market share, market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;

(m)	personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and

(n)	any combination of, or a specified increase in, any of the foregoing.
      Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.
      The Board (or the Committee with respect to Awards designed to qualify for the Performance-Based Exception) shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). Nevertheless, the Board (or the Committee with respect to Awards designed to qualify for the Performance-Based Exception) shall have the authority to make appropriate adjustments in the performance goals under an Award to reflect the impact of the following extraordinary items not reflected in such goals: (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature of infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Board (or the Committee with respect to Awards designed to qualify for the Performance-Based Exception) shall have full authority and discretion to, from time to time, as the Board deems necessary or appropriate, modify the accounting principles and components applied in the determination of the degree of attainment of the preestablished performance goals with respect to all Awards.
      In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).
ARTICLE 13. Beneficiary Designation
      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 14. Deferrals
      The Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/ Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals and such deferrals shall comply with Section 409A of the Code and any regulations or guidance promulgated thereunder.
ARTICLE 15. Rights of Employees/ Directors
      15.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
      15.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
      15.3 Termination of Employment/ Directorship/ Relationship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or receive payment for any Award following termination of the Participant’s employment or directorship with the Company, or termination of relationship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among Awards and may reflect distinctions based on the reasons for termination.
      15.4 Competition. In the event the Participant engages in any Competition with the Company, the Participant immediately and permanently forfeits the right to exercise and/or receive payment for any Award, whether or not vested. The Participant must return to the Company the Participant’s gain resulting from options exercised at any time within the twelve-month period preceding the date the Participant became engaged in competition with the Company.
      15.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or determined by the Board, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of decent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or determined by the Board, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
ARTICLE 16. Change in Control
      16.1 Treatment of Outstanding Awards.

(a)	Vesting on Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i)	Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(ii)	Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

(iii)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards and Share-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals. All payments will only be made to the extent that the acceleration of such payments would not cause any Award to result in deferred compensation that is subject to additional tax under Section 409A of the Code.

(b)	Cashout of Awards. Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of Shares is solely cash, the Board may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per Share in the Change in Control over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares granted under the Award.
          16.2 Termination, Amendment, and Modifications of Change in Control Provisions
      Notwithstanding any other provision of this Plan (but subject to the limitations of Section 18.3 hereof) or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 16 at any time and from time to time prior to the date of a Change in Control.
ARTICLE 17. Change in Capitalization
      In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Board shall make such adjustment in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number; provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.
ARTICLE 18. Amendment, Modification, and Termination
      18.1 Amendment, Modification, and Termination. Subject to Sections 18.3 and 18.4, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.
      18.2 Adjustment of Awards. The Board (or its delegate) may make adjustments in the terms and conditions of, and the criteria included in, any Award in any situation it deems appropriate, as long as the adjustment of such Award does not adversely affect the holder; provided, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) or 409A of the Code.
      18.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Article 17 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
      18.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 18, make any adjustments it deems appropriate.
ARTICLE 19. Clawback
      If the Company’s financial results are materially restated, the Committee may review the circumstances surrounding the restatement and determine whether and which Participants will be required to forfeit the right to receive any future Awards or other equity based incentive compensation under the Plan and/or repay any Awards or cash payments determined by the Committee to have been inappropriately received by the Participant. If the Company’s financial results are restated due to fraud, any Participant who the Committee determines participated in or is responsible for the fraud causing the need for the restatement, forfeits the right to receive any future Awards or other equity based incentive compensation under the Plan and must repay any Awards or cash payments in excess of the amounts that would have been received based on the restated financial results. Any repayments required under this Article 19 must be made by the Participant within ten (10) days following written demand from the Company. This Article 19 applies only to Participants in the Plan who also participate in the Steelcase Inc. Executive Severance Plan.
ARTICLE 20. Withholding
      20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
      20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.
ARTICLE 21. Indemnification
      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE 22. Successors
      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 23. Legal Construction
      23.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      23.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      23.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      23.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b — 3 or its successors under the

1934 Act. To the extent any provision of the plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.
      23.5 Section 409A. It is intended that the Plan and Awards issued hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
      23.6 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.
ARTICLE 24. Execution
      IN WITNESS WHEREOF, Steelcase Inc. has caused this Plan, captioned “Steelcase Inc. Incentive Compensation Plan,” as amended and restated effective as of February 24, 2007, to be executed by its duly authorized officer this 30th day of April, 2007.

STEELCASE INC.

By:	/s/ Nancy W. Hickey

Its:	Senior Vice President,

Chief Administrative Officer and Secretary

Please consider the issues discussed in the Proxy Statement and exercise your right to vote by one of the following methods: 901 44th Street SE Access the Internet voting site: www.proxyvote.com. GH-2E-06 GRAND RAPIDS, MI 49508 Call 1-800-690-6903 toll free 24 hours a day, seven days a week. The deadline for voting by the Internet or telephone is 11:59 p.m. EDT on June 20, 2007. Complete, sign and date the proxy below and return it in the enclosed postage-paid envelope. Proxy cards received and processed before 11:00 a.m. EDT on June 21, 2007 will be voted. If you vote by Internet or telephone, you do not need to return your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: STEEL1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. STEELCASE INC. The Steelcase Inc. Board of Directors recommends For Withhold For All To withhold authority to vote for any individual a vote FOR all of the following proposals. All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. If you sign and return this card with no specific voting instructions, the shares will be voted FOR all of the following proposals: 1. Election of three Directors (terms expiring in 2010) Nominees: 1) James P. Hackett 2) David W. Joos For Against Abstain 3) P. Craig Welch, Jr. 2. Approval of the Steelcase Inc. Management Incentive Plan 3. Approval of the Steelcase Inc. Incentive Compensation Plan To update your address, please check the box to the right and mark changes on the reverse where indicated or go to www.computershare.com. Please sign exactly as your name appears on this proxy form. If shares are held jointly, all owners should sign. If signing for a corporation or partnership, or a trustee, guardian, attorney, agent, executor or administrator, etc., please give your full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual Meeting of Shareholders June 21, 2007 11:00 a.m. EDT Steelcase Inc. Global Headquarters 901 44th Street SE Grand Rapids, Michigan 49508 DETACH HERE Steelcase Inc. 901 44th Street SE Grand Rapids, Michigan 49508 Proxy solicited by the Board of Directors for the Annual Meeting of Shareholders The undersigned appoints Robert C. Pew III and James P. Hackett, individually and with full power of substitution and resubstitution, as such shareholder’s proxy to vote all the outstanding shares of Class A Common Stock and/or Class B Common Stock of Steelcase Inc. held by the undersigned at the Annual Meeting of Shareholders to be held on June 21, 2007 or any adjournment thereof (the “Annual Meeting”). This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s) on the proposals identified on the reverse side hereof, and on any other matter properly coming before the Annual Meeting, in the discretion of the proxy. If no contrary direction is made, the shares will be voted FOR all of the proposals. Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.)